EXHIBIT 99.1
------------
                                                             CONFORMED COPY



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                           AMENDED AND RESTATED
                      MULTICURRENCY CREDIT AGREEMENT

                                DATED AS OF

                               JUNE 6, 2007

                                   AMONG

                     JONES LANG LASALLE FINANCE B.V.,

                       THE GUARANTORS PARTY HERETO,

                          THE BANKS PARTY HERETO,

                             BANK OF MONTREAL,
                          AS ADMINISTRATIVE AGENT


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                           BMO CAPITAL MARKETS,
                             AS LEAD ARRANGER,

                           BANK OF AMERICA, N.A.

                                    AND

                    LASALLE BANK NATIONAL ASSOCIATION,
                         AS CO-SYNDICATION AGENTS,

                                    AND

                       US BANK NATIONAL ASSOCIATION,

                                    AND

                      THE ROYAL BANK OF SCOTLAND PLC,
                        AS CO-DOCUMENTATION AGENTS



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


                             TABLE OF CONTENTS

           (This Table of Contents is not part of the Agreement)


SECTION                           HEADING                           PAGE

SECTION 1.        THE REVOLVING CREDIT . . . . . . . . . . . . .       1

   Section 1.1.   Commitments. . . . . . . . . . . . . . . . . .       1
   Section 1.2.   The Swingline. . . . . . . . . . . . . . . . .       2
   Section 1.3.   Letters of Credit. . . . . . . . . . . . . . .       3
   Section 1.4.   Applicable Interest Rates. . . . . . . . . . .       6
   Section 1.5.   Minimum Borrowing Amounts. . . . . . . . . . .       7
   Section 1.6.   Manner of Borrowing Loans and
                  Designating Interest Rates Applicable
                  to Loans . . . . . . . . . . . . . . . . . . .       8
   Section 1.7.   Interest Periods . . . . . . . . . . . . . . .      10
   Section 1.8.   Maturity of Loans. . . . . . . . . . . . . . .      10
   Section 1.9.   Prepayments. . . . . . . . . . . . . . . . . .      11
   Section 1.10.  Default Rate . . . . . . . . . . . . . . . . .      11
   Section 1.11.  Noteless Agreement; Evidence of Indebtedness .      12
   Section 1.12.  Funding Indemnity. . . . . . . . . . . . . . .      13
   Section 1.13.  Commitment Terminations. . . . . . . . . . . .      13
   Section 1.14.  Substitution of Banks. . . . . . . . . . . . .      14
   Section 1.15.  Increase in Commitments. . . . . . . . . . . .      14

SECTION 2.        FEES . . . . . . . . . . . . . . . . . . . . .      15

   Section 2.1.   Fees . . . . . . . . . . . . . . . . . . . . .      15

SECTION 3.        PLACE AND APPLICATION OF PAYMENTS. . . . . . .      16

   Section 3.1.   Place and Application of Payments. . . . . . .      16

SECTION 4.        DEFINITIONS; INTERPRETATION. . . . . . . . . .      16

   Section 4.1.   Definitions. . . . . . . . . . . . . . . . . .      16
   Section 4.2.   Interpretation . . . . . . . . . . . . . . . .      26
   Section 4.3.   Change in Accounting Principles. . . . . . . .      26

SECTION 5.        REPRESENTATIONS AND WARRANTIES . . . . . . . .      27

   Section 5.1.   Corporate Organization and Authority . . . . .      27
   Section 5.2.   Subsidiaries . . . . . . . . . . . . . . . . .      27
   Section 5.3.   Corporate Authority and Validity
                  of Obligations . . . . . . . . . . . . . . . .      27
   Section 5.4.   Financial Statements . . . . . . . . . . . . .      28
   Section 5.5.   No Litigation; No Labor Controversies. . . . .      28
   Section 5.6.   Taxes. . . . . . . . . . . . . . . . . . . . .      28
   Section 5.7.   Approvals. . . . . . . . . . . . . . . . . . .      29
   Section 5.8.   ERISA. . . . . . . . . . . . . . . . . . . . .      29
   Section 5.9.   Government Regulation. . . . . . . . . . . . .      29
   Section 5.10.  Margin Stock . . . . . . . . . . . . . . . . .      29
   Section 5.11.  Licenses and Authorizations; Compliance
                  with Environmental and Health Laws . . . . . .      29
   Section 5.12.  Ownership of Property; Liens . . . . . . . . .      30
   Section 5.13.  No Burdensome Restrictions; Compliance
                  with Agreements. . . . . . . . . . . . . . . .      30
   Section 5.14.  Accuracy of Information. . . . . . . . . . . .      30

SECTION 6.        CONDITIONS PRECEDENT . . . . . . . . . . . . .      30

   Section 6.1.   Initial Credit Event . . . . . . . . . . . . .      30
   Section 6.2.   All Credit Events. . . . . . . . . . . . . . .      31





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SECTION                           HEADING                           PAGE

SECTION 7.        COVENANTS. . . . . . . . . . . . . . . . . . .      32

   Section 7.1.   Corporate Existence; Subsidiaries. . . . . . .      32
   Section 7.2.   Maintenance. . . . . . . . . . . . . . . . . .      32
   Section 7.3.   Taxes. . . . . . . . . . . . . . . . . . . . .      32
   Section 7.4.   ERISA. . . . . . . . . . . . . . . . . . . . .      33
   Section 7.5.   Insurance. . . . . . . . . . . . . . . . . . .      33
   Section 7.6.   Financial Reports and Other Information. . . .      33
   Section 7.7.   Bank Inspection Rights . . . . . . . . . . . .      34
   Section 7.8.   Conduct of Business. . . . . . . . . . . . . .      34
   Section 7.9.   Liens. . . . . . . . . . . . . . . . . . . . .      34
   Section 7.10.  Use of Proceeds; Regulation U. . . . . . . . .      35
   Section 7.11.  Sales and Leasebacks . . . . . . . . . . . . .      36
   Section 7.12.  Mergers, Consolidations and Sales of Assets. .      36
   Section 7.13.  Use of Property and Facilities;
                  Environmental and Health and Safety Laws . . .      37
   Section 7.14.  Investments, Acquisitions, Loans,
                  Advances and Guaranties. . . . . . . . . . . .      37
   Section 7.15.  Consolidated Net Worth . . . . . . . . . . . .      39
   Section 7.16.  Funded Debt to Adjusted EBITDA . . . . . . . .      40
   Section 7.17.  Interest Coverage Ratio. . . . . . . . . . . .      40
   Section 7.18.  Dividends and Other Shareholder Distributions.      40
   Section 7.19.  Indebtedness . . . . . . . . . . . . . . . . .      40
   Section 7.20.  Transactions with Affiliates . . . . . . . . .      40
   Section 7.21.  Compliance with Laws . . . . . . . . . . . . .      41
   Section 7.22.  Additional Guarantors. . . . . . . . . . . . .      41

SECTION 8.        EVENTS OF DEFAULT AND REMEDIES . . . . . . . .      41

   Section 8.1.   Events of Default. . . . . . . . . . . . . . .      41
   Section 8.2.   Non-Bankruptcy Defaults. . . . . . . . . . . .      43
   Section 8.3.   Bankruptcy Defaults. . . . . . . . . . . . . .      43
   Section 8.4.   Collateral for Undrawn Letters of Credit . . .      43
   Section 8.5.   Notice of Default. . . . . . . . . . . . . . .      44
   Section 8.6.   Expenses . . . . . . . . . . . . . . . . . . .      44

SECTION 9.        CHANGE IN CIRCUMSTANCES. . . . . . . . . . . .      44

   Section 9.1.   Change of Law. . . . . . . . . . . . . . . . .      44
   Section 9.2.   Unavailability of Deposits or Inability
                  to Ascertain, or Inadequacy of, LIBOR. . . . .      44
   Section 9.3.   Increased Cost and Reduced Return. . . . . . .      45
   Section 9.4.   Lending Offices. . . . . . . . . . . . . . . .      46
   Section 9.5.   Discretion of Bank as to Manner of Funding . .      46

SECTION 10.       THE ADMINISTRATIVE AGENT . . . . . . . . . . .      46

   Section 10.1.  Appointment and Authorization of
                  Administrative Agent . . . . . . . . . . . . .      46
   Section 10.2.  Administrative Agent and its Affiliates. . . .      47
   Section 10.3.  Action by Administrative Agent . . . . . . . .      47
   Section 10.4.  Consultation with Experts. . . . . . . . . . .      47
   Section 10.5.  Liability of Administrative Agent;
                  Credit Decision. . . . . . . . . . . . . . . .      47
   Section 10.6.  Indemnity. . . . . . . . . . . . . . . . . . .      48
   Section 10.7.  Resignation of Administrative Agent and
                  Successor Agent. . . . . . . . . . . . . . . .      48
   Section 10.8.  L/C Issuer and Swingline Bank. . . . . . . . .      49
   Section 10.9.  Designation of Additional Agents . . . . . . .      49









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


SECTION                           HEADING                           PAGE

SECTION 11.       THE GUARANTEES . . . . . . . . . . . . . . . .      49

   Section 11.1.  The Guarantees . . . . . . . . . . . . . . . .      49
   Section 11.2.  Guarantee Unconditional. . . . . . . . . . . .      49
   Section 11.3.  Discharge Only Upon Payment in Full;
                  Reinstatement in Certain Circumstances . . . .      50
   Section 11.4.  Waivers. . . . . . . . . . . . . . . . . . . .      50
   Section 11.5.  Limit on Recovery. . . . . . . . . . . . . . .      51
   Section 11.6.  Stay of Acceleration . . . . . . . . . . . . .      51
   Section 11.7.  Benefit to Guarantors. . . . . . . . . . . . .      51
   Section 11.8.  Guarantor Covenants. . . . . . . . . . . . . .      51

SECTION 12.       MISCELLANEOUS. . . . . . . . . . . . . . . . .      52

   Section 12.1.  Payments Free of Withholding Taxes . . . . . .      52
   Section 12.2.  No Waiver of Rights. . . . . . . . . . . . . .      52
   Section 12.3.  Non-Business Day . . . . . . . . . . . . . . .      52
   Section 12.4.  Documentary Taxes. . . . . . . . . . . . . . .      52
   Section 12.5.  Survival of Representations. . . . . . . . . .      53
   Section 12.6.  Survival of Indemnities. . . . . . . . . . . .      53
   Section 12.7.  Sharing of Set-Off . . . . . . . . . . . . . .      53
   Section 12.8.  Notices. . . . . . . . . . . . . . . . . . . .      53
   Section 12.9.  Counterparts . . . . . . . . . . . . . . . . .      54
   Section 12.10. Successors and Assigns . . . . . . . . . . . .      54
   Section 12.11. Participants . . . . . . . . . . . . . . . . .      54
   Section 12.12. Assignments. . . . . . . . . . . . . . . . . .      54
   Section 12.13. Amendments . . . . . . . . . . . . . . . . . .      56
   Section 12.14. Headings . . . . . . . . . . . . . . . . . . .      57
   Section 12.15. Legal Fees, Other Costs and Indemnification. .      57
   Section 12.16. Set Off. . . . . . . . . . . . . . . . . . . .      57
   Section 12.17. Currency . . . . . . . . . . . . . . . . . . .      58
   Section 12.18. Entire Agreement . . . . . . . . . . . . . . .      58
   Section 12.19. Governing Law. . . . . . . . . . . . . . . . .      58
   Section 12.20. Submission to Jurisdiction; Waiver
                  of Jury Trial. . . . . . . . . . . . . . . . .      58
   Section 12.21. Limitation of Liability. . . . . . . . . . . .      59
   Section 12.22. Confidentiality. . . . . . . . . . . . . . . .      59
   Section 12.23. Severability of Provisions . . . . . . . . . .      59
   Section 12.24. Excess Interest. . . . . . . . . . . . . . . .      59
   Section 12.25. Construction . . . . . . . . . . . . . . . . .      60
   Section 12.26. Bank's and L/C Issuer's Obligations Several. .      60
   Section 12.27. USA Patriot Act. . . . . . . . . . . . . . . .      60
   Section 12.28. Equalization of Loans and Commitments. . . . .      60
   Section 12.29. Removal of Banks and Assignment of Interests .      61

Signature          . . . . . . . . . . . . . . . . . . . . . . .S-1 - S-17


EXHIBITS

      A-1   -     Form of Note
      A-2   -     Form of Swingline Note
      B     -     Form of Compliance Certificate
      C     -     Form of Subsidiary Guarantee Agreement
      D     -     Commitment Amount Increase Request
      E     -     Assignment and Acceptance

SCHEDULE 1        COMMITMENTS

SCHEDULE 1.3      EXISTING LETTERS OF CREDIT

SCHEDULE 5.2      GUARANTORS

SCHEDULE 7.14     EXISTING INVESTMENTS

                           AMENDED AND RESTATED
                      MULTICURRENCY CREDIT AGREEMENT

      This Amended and Restated Multicurrency Credit Agreement, dated as of June 6, 2007, is among Jones Lang LaSalle Finance B.V., a private company with limited liability organized under the laws of The Netherlands (the "Borrower"), the Guarantors (as hereinafter defined) party hereto, the lenders from time to time party hereto (each a "Bank" and, collectively, the "Banks") Bank of Montreal, as Administrative Agent.


                           PRELIMINARY STATEMENT

      Whereas, the Borrower, the guarantors party thereto, the several parties thereto as lenders, and Harris N.A., as Administrative Agent, previously entered into a Credit Agreement, dated as of March 1, 2006 (as amended, the "Existing Credit Agreement") pursuant to which the Banks have made Loans (as defined in the Existing Credit Agreement) to the Borrower (as defined in the Existing Credit Agreement) and issued letters of credit for the account of the Borrower, on the terms and conditions set forth therein;

      Whereas, the Borrower has requested that the Banks amend the Existing Credit Agreement to revise certain terms of the Existing Credit Agreement, and the Banks have agreed to do so on the terms and conditions set forth herein; and

      Whereas, Harris N.A. has given notice of its intention to resign as Agent and the parties have agreed to substitute Bank of Montreal, Chicago Branch, for Harris N.A. as Administrative Agent and, in connection therewith, to replace Harris N.A. as a Bank with BMO Capital Markets Financing, Inc.

      Whereas, the parties hereto have agreed to amend and restate the Existing Credit Agreement in its entirety for the sake of clarity and convenience;

      Whereas, this Amended and Restated Credit Agreement constitutes for all purposes an amendment to the Existing Credit Agreement and not a new or substitute agreement;

      Now, Therefore, in consideration of the mutual agreements contained herein, and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


SECTION 1.  THE REVOLVING CREDIT.

      SECTION 1.1. COMMITMENTS. Subject to the terms and conditions hereof, each Bank severally agrees to make a loan or loans (individually a "Loan" and collectively "Loans") to the Borrower from time to time on a revolving basis in U.S. Dollars and Alternative Currencies in an aggregate outstanding Original Dollar Amount up to the amount of its Commitment subject to any increases or reductions thereof pursuant to the terms hereof, before the Termination Date. The sum of the (i) aggregate Original Dollar Amount of Loans, (ii) the aggregate Original Dollar Amount of Swingline Loans, and (iii) the aggregate U.S. Dollar Equivalent of all L/C Obligations at any time outstanding shall not exceed the Commitments in effect at such time. The sum of the aggregate Original Dollar Amount of all Loans denominated in an Alternative Currency other than Euros or Pounds Sterling at any time outstanding shall not exceed $100,000,000. Each Borrowing of Loans shall be made ratably from the Banks in proportion to their respective Percentages. As provided in Section 1.6(a) hereof, the Borrower may elect that each Borrowing of Loans denominated in U.S. Dollars be either Domestic Rate Loans or Eurocurrency Loans. All Loans denominated in an Alternative Currency shall be Eurocurrency Loans. Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to all the terms and conditions hereof.

      SECTION 1.2.  THE SWINGLINE.

      (a) SWINGLINE LOANS. Subject to all of the terms and conditions hereof, the Swingline Bank agrees to make loans in U.S. Dollars to the Borrower ("Swingline Loans"), which shall not in the aggregate at any time outstanding exceed the lesser of (i) the Swingline Commitment or (ii) the difference between (x) the Commitments in effect at such time and (y) the sum of the Original Dollar Amount of all Loans and the U.S. Dollar Equivalent of the L/C Obligations outstanding at the time of computation. The Swingline Commitment may be availed of by the Borrower from time to time and borrowings thereunder may be repaid and used again during the period ending on the day immediately preceding the Termination Date.

      (b) MINIMUM BORROWING AMOUNT. Each Swingline Loan shall be in an amount not less than $100,000.

      (c) INTEREST ON SWINGLINE LOANS. Each Swingline Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) for the Interest Period selected therefor at the Domestic Rate PLUS the Applicable Margin for Domestic Rate Loans or at the rate quoted by the Administrative Agent to the Borrower which is the interest rate determined in the Swingline Bank's discretion at which the Swingline Bank would be willing to make such Swingline Loan available to the Borrower for such Interest Period (the rate so quoted for a given Interest Period being herein referred to as the "Quoted Rate"), PROVIDED that if any Swingline Loan is not paid when due (whether by lapse of time, acceleration or otherwise) such Swingline Loan shall bear interest whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at the rate set forth in Section 1.10 hereof. Interest on each Swingline Loan shall be due and payable on the last day of each Interest Period applicable thereto, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand.

      (d) REQUESTS FOR SWINGLINE LOANS. The Borrower shall give the Administrative Agent prior notice (which may be written or oral) no later than 12:00 noon (Chicago time) on the date upon which the Borrower requests that any Swingline Loan be made, specifying in each case the amount and date of such Swingline Loan and the Interest Period selected therefor. The Administrative Agent shall promptly advise the Swingline Bank of any such notice received from the Borrower. Within thirty (30) minutes after receiving such notice, the Swingline Bank shall quote the Quoted Rate for such Interest Period. The Borrower acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance, and if the Borrower does not so immediately accept the Quoted Rate for the full amount requested by the Borrower for such Swingline Loan, the Quoted Rate shall be deemed immediately withdrawn and such Swingline Loan shall be made at the rate per annum equal to the Domestic Rate from time to time in effect PLUS the Applicable Margin for Domestic Rate Loans. Subject to all of the terms and conditions hereof, the proceeds of such Swingline Loan shall be made available to the Borrower on the date so requested at the Borrower's Designated Disbursement Account or as the Borrower, the Administrative Agent and the Swingline Bank may otherwise agree. Anything contained in the foregoing to the contrary notwithstanding, (i) the obligation of the Swingline Bank to make Swingline Loans shall be subject to all of the terms and conditions of this Agreement (provided that the Swingline Bank shall be entitled to assume that the conditions precedent to an advance of any Swingline Loan have been satisfied unless notified to the contrary by the Administrative Agent or the Required Banks) and (ii) the Swingline Bank shall not be obligated to make more than one Swingline Loan during any one day.

      (e) REFUNDING LOANS. In its sole and absolute discretion, the Swingline Bank may at any time, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Bank to act on its behalf for such purpose) and with notice to the Borrower and the Administrative Agent, request each Bank to make a Loan in an amount equal to such Bank's Percentage of the amount of the Swingline Loans outstanding on the date such notice is given. Borrowings of Loans under this Section 1.2(e) shall initially constitute Domestic Rate Loans unless timely notice is given pursuant to Section 1.6 hereof. Unless an Event of Default described in
Section 8.1(f) or 8.1(g) exists with respect to the Borrower, regardless of the existence of any other Event of Default, each Bank shall make the proceeds of its requested Loan available to the Administrative Agent for the account of the Swingline Bank, in immediately available funds, at the principal office of the Administrative Agent in Chicago, Illinois, before 12:00 noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Loans shall be immediately applied to repay the outstanding Swingline Loans. The Administrative Agent shall promptly remit the proceeds of such Borrowing to the Swingline Bank to repay the outstanding Swingline Loans.

      (f) PARTICIPATIONS. If any Bank refuses or otherwise fails to make a Loan when requested by the Swingline Bank pursuant to Section 1.2(e) above (because an Event of Default described in Section 8.1(f) or 8.1(g) exists with respect to the Borrower or otherwise), such Bank will, by the time and in the manner such Loan was to have been funded to the Swingline Bank, purchase from the Swingline Bank an undivided participating interest in the outstanding Swingline Loans in an amount equal to its Percentage of the aggregate principal amount of Swingline Loans that were to have been repaid with such Loans. Each Bank that so purchases a participation in a Swingline Loan shall thereafter be entitled to receive its Percentage of each payment of principal received on the Swingline Loan and of interest received thereon accruing from the date such Bank funded to the Administrative Agent its participation in such Swingline Loan. The obligation of the Banks to the Swingline Bank shall be absolute and unconditional and shall not be affected or impaired by any Default or Event of Default which may then be continuing hereunder.

      (g) VOLUNTARY PREPAYMENT OF SWINGLINE LOANS. The Borrower may not voluntarily prepay any Swingline Loan bearing interest at the Quoted Rate before the last day of its Interest Period. The Borrower may voluntarily prepay any Swingline Loan bearing interest computed by reference to the Domestic Rate before the last day of its Interest Period at any time upon notice delivered to the Administrative Agent by the Borrower no later than 12:00 noon (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment.

      SECTION 1.3.  LETTERS OF CREDIT.

      (a) GENERAL TERMS. Subject to the terms and conditions hereof, as part of the Revolving Credit the L/C Issuer shall issue standby letters of credit (each a "Letter of Credit") for the account of the Borrower or for the account of the Borrower and the Parent or one or more of its Subsidiaries in Euros, Pound Sterling, Japanese Yen or U.S. Dollars in the U.S. Dollar Equivalent of the aggregate undrawn face amount up to the L/C Commitment, PROVIDED that the U.S. Dollar Equivalent of the aggregate L/C Obligations at any time outstanding shall not exceed the difference between the Commitments in effect at such time and the aggregate Original Dollar Amount of Loans and Swingline Loans then outstanding. Notwithstanding anything herein to the contrary, those certain letters of credit issued for the account of the Borrower or the Parent by Harris N.A. under the Existing Credit Agreement and listed on Schedule 1.3 hereof (the "Existing Letters of Credit") shall each constitute a "Letter of Credit" herein for all purposes of this Agreement with the Borrower as the applicant therefor, to the same extent, and with the same force and effect as if the Existing Letters of Credit had been issued under this Agreement at the request of the Borrower. Each Letter of Credit shall be issued by the L/C Issuer, but each Bank shall be obligated to reimburse the L/C Issuer for its Percentage of the amount of each drawing thereunder and, accordingly, the undrawn face amount of each Letter of Credit shall constitute usage of the Commitment of each Bank PRO RATA in accordance with each Bank's Percentage.

      (b) APPLICATIONS. At any time before the Termination Date, the L/C Issuer shall, at the request of the Borrower, issue one or more Letters of Credit, in a form satisfactory to the L/C Issuer, with expiration dates no later than the Termination Date, in an aggregate face amount as set forth above, upon the receipt of an application duly executed by the Borrower and, if such Letter of Credit is for the account of the Parent or one of its Subsidiaries, the Parent or such Subsidiary for the relevant Letter of Credit in the form customarily prescribed by the L/C Issuer for a standby letter of credit (each an "Application"). Notwithstanding anything contained in any Application to the contrary (i) the Borrower's obligation to pay fees in connection with each Letter of Credit shall be as exclusively set forth in Section 2.1(b) hereof, (ii) except during the continuance of an Event of Default, the L/C Issuer will not call for the funding by the Borrower of any amount under a Letter of Credit, or any other form of collateral security for the Borrower's obligations in connection with such Letter of Credit, before being presented with a drawing thereunder, and (iii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower's obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum (i) if such Letter of Credit is denominated in U.S. Dollars, equal to the sum of 2% PLUS the Domestic Rate from time to time in effect PLUS the Applicable Margin for Domestic Rate Loans and (ii) if such Letter of Credit is denominated in Euros, Japanese Yen or Pound Sterling, equal to the rate established pursuant to Section 1.10(b) for Eurocurrency Loans denominated in an Alternative Currency. The L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of
Section 6.2 and the other terms of this Section 1.3.

      (c) THE REIMBURSEMENT OBLIGATIONS. Subject to Section 1.3(b) hereof, the obligation of the Borrower to reimburse the L/C Issuer for all drawings under a Letter of Credit (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that reimbursement of each drawing shall be made in immediately available funds
(i) if such Letter of Credit is denominated in U.S. Dollars, at the Administrative Agent's principal office in Chicago, Illinois and (ii) if such Letter of Credit is denominated in Euros, Japanese Yen or Pound Sterling, to such local office as the Administrative Agent has previously specified, in each case by no later than 12:00 noon (local time) on the date when each drawing is paid or, if such drawing was paid after 11:30 a.m. (local time), by the end of such day. If the Borrower does not make any such reimbursement payment on the date due and the Participating Banks fund their participations therein in the manner set forth in Section 1.3(d) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.3(d) below.

      (d) THE PARTICIPATING INTERESTS. Each Bank (other than the Bank then acting as L/C Issuer in issuing Letters of Credit) severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Bank (a "Participating Bank"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date due, as set forth in Section 1.3(c) above, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Bank shall, not later than the Business Day it receives a request from the L/C Issuer to such effect, if such request is received before 1:00 p.m. (Chicago time), or not later than the following Business Day, if such request is received after such time, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to its Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Bank at a rate per annum equal to (i) from the date the related payment was made by the L/C Issuer to the date two (2) Business Days after payment by such Participating Bank is due hereunder (a) if such Letter of Credit is denominated in U.S. Dollars, the Federal Funds Rate for each day and (b) if such Letter of Credit is denominated in Euros, Japanese Yen or Pound Sterling at the rate of interest per annum as determined by the L/C Issuer at which overnight or weekend deposits in the relevant currency for delivery of immediately available and freely transferable funds are offered by the L/C Issuer to major banks in the interbank market for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Bank to the date such payment is made by such Participating Bank, (a) if such Letter of Credit is denominated in U.S. Dollars, the Domestic Rate in effect for each such day and (b) if such Letter of Credit is denominated in Euros, Japanese Yen or Pound Sterling, the rate established by Section 1.10(b) for Eurocurrency Loans denominated in such currency. Each such Participating Bank shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Percentage as a Bank hereunder.

      The several obligations of the Participating Banks to the L/C Issuer under this Section 1.3 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except, without limiting the Borrower's obligations under each Application, to the extent the Borrower is relieved from its obligation to reimburse the L/C Issuer for a drawing under a Letter of Credit because of the L/C Issuer's gross negligence or willful misconduct in determining that documents received under the Letter of Credit comply with the terms thereof) and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Bank may have or have had against the Borrower, the L/C Issuer, any other Bank or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Bank, and each payment by a Participating Bank under this Section 1.3 shall be made without any offset, abatement, withholding or reduction whatsoever.

The Administrative Agent shall be entitled to offset amounts received for the account of a Bank under this Agreement against unpaid amounts due from such Bank to the L/C Issuer hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the L/C Issuer by any Bank arising outside this Agreement.

      (e) INDEMNIFICATION. The Participating Banks shall, to the extent of their respective Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Administrative Agent's gross negligence or willful misconduct) that the L/C Issuer may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Banks under this Section 1.3(e) and all other parts of this
Section 1.3 shall survive termination of this Agreement and of all other L/C Documents.

      (f) REPLACEMENT OF THE L/C ISSUER. The L/C Issuer may be replaced at any time by written agreement among the Parent, the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer.

The Administrative Agent shall notify the Banks of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement (i) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "L/C Issuer " shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuer s, as the context shall require. After the replacement of a L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

      SECTION 1.4.  APPLICABLE INTEREST RATES.

      (a) DOMESTIC RATE LOANS. Each Domestic Rate Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurocurrency Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin PLUS the Domestic Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

      "Domestic Rate" means for any day the greater of:

            (i) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate, or equivalent for U.S. Dollar loans to borrowers located in the United States, as in effect on such day, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent's best or lowest rate); and

            (ii) the sum of (x) the rate determined by the Administrative Agent to be the average of the rates per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal Funds brokers selected by the Administrative Agent for sale to the Administrative Agent at face value of overnight Federal Funds in an amount comparable to the principal amount owed to the Banks for which such rate is being determined, PLUS (y) 1/2 of 1% (0.50%).

      (b) EUROCURRENCY LOANS. Each Eurocurrency Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed except for Eurocurrency Loans denominated in Pounds Sterling which shall be computed on the basis of a year of 365 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Domestic Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin PLUS the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

      "Adjusted LIBOR" means, for any Borrowing of Eurocurrency Loans, a rate per annum determined in accordance with the following formula:

      Adjusted LIBOR =              LIBOR
                        -----------------------------------
                        1 - Eurocurrency Reserve Percentage

      "LIBOR" means, for an Interest Period for a Borrowing of Eurocurrency Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the average rate of interest per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at which deposits in U.S. Dollars or the relevant Alternative Currency, as appropriate, in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurocurrency market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Eurocurrency Loan scheduled to be made by the Administrative Agent as part of such Borrowing.

      "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars or the relevant Alternative Currency, as appropriate, for a period equal to such Interest Period, which appears on the appropriate Reuters Page for such currency, as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

      "Reuters Page" means the page designated on the Reuters Service (or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates) for the applicable currency.

      "Eurocurrency Reserve Percentage" means, for any Borrowing of Eurocurrency Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurocurrency Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

      (c) RATE DETERMINATIONS. The Administrative Agent shall determine each interest rate applicable to the Loans, and a reasonable determination thereof by the Administrative Agent shall be conclusive and binding except in the case of manifest error or willful misconduct. The Original Dollar Amount of each Eurocurrency Loan denominated in an Alternative Currency shall be determined or redetermined, as applicable, effective as of the first day of each Interest Period applicable to such Loan.

      SECTION 1.5. MINIMUM BORROWING AMOUNTS. Each Borrowing of Domestic Rate Loans shall be in an amount not less than $1,000,000 and in integral multiples of $100,000. Each Borrowing of Eurocurrency Loans shall be in an amount not less than an Original Dollar Amount of $3,000,000 and in integral multiples of 100,000 units of the relevant currency as would have the Original Dollar Amount most closely approximating $100,000 or an integral multiple thereof.

      SECTION 1.6. MANNER OF BORROWING LOANS AND DESIGNATING INTEREST RATES APPLICABLE TO LOANS.

      (a) NOTICE TO THE ADMINISTRATIVE AGENT. The Borrower shall give notice to the Administrative Agent by no later than (i) 12:00 noon (Chicago time) at least four (4) Business Days before the date on which the Borrower requests the Banks to advance a Borrowing of Eurocurrency Loans denominated in an Alternative Currency, (ii) 12:00 noon (Chicago time) at least three
(3) Business Days before the date on which the Borrower requests the Banks to advance a Borrowing of Eurocurrency Loans denominated in U.S. Dollars and (iii) 12:00 noon (Chicago time) on the date on which the Borrower requests the Banks to advance a Borrowing of Domestic Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing contained in Section 1.5 hereof, a portion thereof, as follows: (i) if such Borrowing is of Eurocurrency Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurocurrency Loans for an Interest Period or Interest Periods specified by the Borrower or, if such Eurocurrency Loan is denominated in U.S. Dollars, convert part or all of such Borrowing into Domestic Rate Loans, (ii) if such Borrowing is of Domestic Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurocurrency Loans denominated in U.S. Dollars for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation, or conversion of a Borrowing to the Administrative Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars into Domestic Rate Loans or of Domestic Rate Loans into Eurocurrency Loans must be given by no later than 12:00 noon (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion. Notices of the continuation of a Borrowing of Eurocurrency Loans denominated in an Alternative Currency must be given no later than 12:00 noon (Chicago time) at least four (4) Business Days before the requested continuation. All such notices concerning the advance, continuation, or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurocurrency Loans, the currency and Interest Period applicable thereto. The Borrower agrees that the Administrative Agent may rely on any such telecopy notice given by any person it in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

      (b) NOTICE TO THE BANKS. The Administrative Agent shall give prompt telephonic or telecopy notice to each Bank (which notice if by telephone, shall be promptly confirmed in writing) of any notice from the Borrower received pursuant to Section 1.6(a) above. The Administrative Agent shall give notice to the Borrower and each Bank by like means of the interest rate applicable to each Borrowing of Eurocurrency Loans and, if such Borrowing is denominated in an Alternative Currency, shall give notice by such means to the Borrower and each Bank of the Original Dollar Amount thereof.

      (c) BORROWER'S FAILURE TO NOTIFY. Any outstanding Borrowing of Domestic Rate Loans shall, subject to Section 6.2 hereof, automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Borrower has notified the Administrative Agent within the period required by Section 1.6(a) that it intends to convert such Borrowing into a Borrowing of Eurocurrency Loans or notifies the Administrative Agent within the period required by Section 1.9(a) that it intends to prepay such Borrowing. If the Borrower fails to give notice pursuant to Section 1.6(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars before the last day of its then current Interest Period within the period required by Section 1.6(a) and has not notified the Administrative Agent within the period required by
Section 1.9(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be converted into a Borrowing of Domestic Rate Loans, subject to Section 6.2 hereof. If the Borrower fails to give notice pursuant to Section 1.6(a) above of the continuation of any outstanding principal amount of a Borrowing of Eurocurrency Loans denominated in an Alternative Currency before the last day of its then current Interest Period within the period required by Section 1.6(a) and has not notified the Administrative Agent within the period required by Section 1.9(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be continued as a Borrowing of Eurocurrency Loans in the same Alternative Currency with an Interest Period of one month, subject to Section 6.2 hereof, including the application of Section 1.4 and of the restrictions contained in the definition of Interest Period.

      (d) DISBURSEMENT OF LOANS. Not later than 11:00 a.m. (Chicago time) on the date of any requested advance of a new Borrowing of Eurocurrency Loans, and not later than 2:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing of Domestic Rate Loans (other than Domestic Rate Loans the proceeds of which are used to repay Swingline Loans), subject to Section 6 hereof, each Bank shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois, except that if such Borrowing is denominated in an Alternative Currency each Bank shall, subject to Section 1.4(c) and Section 6, make available its Loan comprising part of such Borrowing at such office as the Administrative Agent has previously specified in a notice to each Bank, in such funds as are then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the Borrower for same day value on the date of the Borrowing. The Administrative Agent shall make available to the Borrower Loans denominated in U.S. Dollars at the Administrative Agent's principal office in Chicago, Illinois and Loans denominated in Alternative Currencies at such office as the Administrative Agent has previously agreed to with the Borrower, in each case in the type of funds received by the Administrative Agent from the Banks.

      (e) ADMINISTRATIVE AGENT RELIANCE ON BANK FUNDING. Unless the Administrative Agent shall have been notified by a Bank before the date or, in the case of a Borrowing of Domestic Rate Loans prior to 1:00 p.m. (Chicago time) on the date, on which such Bank is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Administrative Agent may assume that such Bank has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Administrative Agent, such Bank shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Administrative Agent at a rate per annum equal to (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Bank is due hereunder, the Federal Funds Rate for each such day or, in the case of a Loan denominated in an Alternative Currency, the cost to the Administrative Agent of funding the amount it advanced to fund such Bank's Loan, as determined by the Administrative Agent and (ii) from the date two
(2) Business Days after the date such payment is due from such Bank to the date such payment is made by such Bank, the Domestic Rate in effect for each such day or, in the case of a Loan denominated in an Alternative Currency, the rate established by Section 1.10(b) for Eurocurrency Loans denominated in such currency. If such amount is not received from such Bank by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under
Section 1.12 hereof, so that the Borrower will have no liability under such Section with respect to such payment.

      SECTION 1.7. INTEREST PERIODS. As provided in Section 1.2(d) and 1.6(a) hereof, at the time of each request to advance, continue, or create by conversion a Borrowing of Eurocurrency Loans or Swingline Loans, as applicable, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued, or created by conversion and ending: (a) in the case of Domestic Rate Loans, on the last day of the calendar quarter in which such Borrowing is advanced, continued, or created by conversion (or on the last day of the following quarter if such Loan is advanced, continued or created by conversion on the last day of a calendar quarter), (b) in the case of Eurocurrency Loans, 1, 2, 3, 6, or, if available to all the Banks, 9 or 12 months thereafter, and (c) in the case of Swingline Loans, on the date, as the Borrower may select, one to five days thereafter; PROVIDED, HOWEVER, that:

            (a) any Interest Period for a Borrowing of Loans consisting of Domestic Rate Loans that otherwise would end after the Termination Date shall end on the Termination Date;

            (b) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, PROVIDED that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurocurrency Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

            (c) for purposes of determining an Interest Period for a Borrowing of Eurocurrency Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; PROVIDED, HOWEVER, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

      SECTION 1.8. MATURITY OF LOANS. Each Loan shall mature and become due and payable by the Borrower on the Termination Date. Each Swingline Loan shall mature and become due and payable on the earlier of (i) the last day of its Interest Period and (ii) the Termination Date.

      SECTION 1.9.  PREPAYMENTS.

      (a) OPTIONAL. The Borrower may prepay without premium or penalty and in whole or in part (but, if in part, then: (i) if such Borrowing is of Domestic Rate Loans, in an amount not less than $500,000, (ii) if such Borrowing is of Eurocurrency Loans denominated in U.S. Dollars, in an amount not less than $1,000,000, (iii) if such Borrowing is denominated in an Alternative Currency, an amount for which the U.S. Dollar Equivalent is not less than $1,000,000 and (iv) in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.5 hereof remains outstanding) any Borrowing of Eurocurrency Loans upon one Business Day's prior notice to the Administrative Agent or, in the case of a Borrowing of Domestic Rate Loans, notice delivered to the Administrative Agent no later than 12:00 noon (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of a prepayment of a Eurocurrency Loan, accrued interest thereon to the date fixed for prepayment; PROVIDED that in the case of any such prepayment of Eurocurrency Loans, such prepayment shall be accompanied by amounts owing under Section 1.12 hereof; PROVIDED further that any amounts not repaid on the date fixed for prepayment shall be converted (subject to Sections 1.5 and 6.2 hereof) into a Borrowing of Domestic Rate Loans. The Administrative Agent will promptly advise each Bank of any such prepayment notice it receives from the Borrower.

      (b)   MANDATORY.

      (i) If on any March 31, June 30, September 30 or December 31 occurring after the date hereof the sum of (a) the U.S. Dollar Equivalent of all outstanding Loans hereunder, (b) the aggregate Original Dollar Amount of all outstanding Swingline Loans hereunder, and (c) the U.S. Dollar Equivalent of the L/C Obligations exceeds the Commitments as then in effect, the Borrower shall immediately prepay Loans and, if necessary, prefund L/C Obligations in an aggregate amount such that after giving effect thereto the sum of (A) the U.S. Dollar Equivalent of all outstanding Loans hereunder, (B) the aggregate Original Dollar Amount of all outstanding Swingline Loans hereunder, and (C) the U.S. Dollar Equivalent of the outstanding L/C Obligations is less than or equal to the Commitments as then in effect.

      (ii) The Borrower shall, on each date the Commitments are reduced pursuant to Section 1.13 hereof, prepay the Loans and, if necessary, prefund the L/C Obligations by the amount, if any, necessary to reduce the sum of the aggregate Original Dollar Amount of Loans and U.S. Dollar Equivalent of L/C Obligations then outstanding to the amount to which the Commitments have been so reduced.

      SECTION 1.10. DEFAULT RATE. Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans, Swingline Loans and Reimbursement Obligations, and letter of credit fees from and including the date provided in this Section
1.10 until paid at a rate per annum equal to:

            (a) for any Domestic Rate Loan, the sum of two percent (2%) PLUS the Domestic Rate from time to time in effect PLUS the Applicable Margin for Domestic Rate Loans;

            (b) for any Eurocurrency Loan, the sum of two percent (2%) PLUS the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, if such Loan is denominated in U.S. Dollars, at a rate per annum equal to the sum of two percent (2%) PLUS the Domestic Rate from time to time in effect PLUS the Applicable Margin for Domestic Rate Loans or, if such Loan is denominated in an Alternative Currency, at a rate per annum equal to the sum of the Eurocurrency Margin, PLUS two percent (2%) PLUS the rate of interest per annum as determined by the Administrative Agent (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) at which overnight or weekend deposits (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than one month as the Administrative Agent may elect in its absolute discretion) of the relevant Alternative Currency for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of any such Eurocurrency Loan (or, if the Administrative Agent is not placing deposits in such currency in the interbank market, then the Administrative Agent's cost of funds in such currency for such period);

            (c) for any Swingline Loan, the sum of 2% PLUS the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to 2% PLUS the Applicable Margin for Domestic Rate Loans PLUS the Domestic Rate from time to time in effect;

            (d) for any Reimbursement Obligation, the sum of 2.0% PLUS the amounts due under Section 1.3 with respect to such Reimbursement Obligation; and

            (e) for any Letter of Credit, the sum of 2.0% PLUS the letter of credit fee due under Section 2.1 with respect to such Letter of Credit.

PROVIDED, HOWEVER, that in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Banks, with written notice to the Borrower. While any Event of Default exists or after acceleration, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Banks.

      SECTION 1.11.  NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS.

      (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

      (b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (c) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Bank's share thereof.

      (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be PRIMA FACIE evidence of the existence and amounts of the Obligations therein recorded; PROVIDED, HOWEVER, that the failure of the Administrative Agent or any Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

      (d) Any Bank may request that its Loans or Swingline Loans be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Bank a Note or Notes payable to the order of such Bank in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 12.12) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.12, except to the extent that any such Bank or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.

      SECTION 1.12. FUNDING INDEMNITY. If any Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurocurrency Loan or Swingline Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:

                  (a) any payment, prepayment or conversion of a Eurocurrency Loan or Swingline Loan on a date other than the last day of its Interest Period,

                  (b) any failure (because of a failure to meet the conditions of Section 6 or otherwise) by the Borrower to borrow or continue a Eurocurrency Loan or Swingline Loan, or to convert a Domestic Rate Loan into a Eurocurrency Loan, on the date specified in a notice given pursuant to Section 1.6(a) or established pursuant to Section 1.6(c) hereof,

                  (c) any failure by the Borrower to make any payment of principal on any Eurocurrency Loan or Swingline Loan when due (whether by acceleration or otherwise), or

                  (d) any acceleration of the maturity of a Eurocurrency Loan or Swingline Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be conclusive absent manifest error.

      SECTION 1.13.  COMMITMENT TERMINATIONS.

      (a) The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Administrative Agent, to terminate the Commitments without premium or penalty, in whole or in part, any partial termination to be in an amount not less than $5,000,000, PROVIDED that the Commitments may not be reduced to an amount less than the sum of the Original Dollar Amount of all Loans and Swingline Loans and the U.S. Dollar Equivalent of all L/C Obligations then outstanding. The Borrower shall have the right at any time and from time to time, by notice to the Administrative Agent, to reduce or terminate the L/C Commitment without premium or penalty, in whole or in part; PROVIDED THAT the L/C Commitment may not be reduced to an amount less than the U.S. Dollar Equivalent of all L/C Obligations then outstanding. The Borrower shall have the right at any time and from time to time, by notice to the Administrative Agent, to reduce or terminate the Swingline Commitment without premium or penalty, in whole or in part; PROVIDED THAT the Swingline Commitment may not be reduced to an amount less than the aggregate principal amount of the Swingline Loans then outstanding. Any such termination of the L/C Commitment or the Swingline Commitment shall not reduce the Commitments unless the Borrower elects to do so in the manner provided above.

      (b) The Administrative Agent shall give prompt notice to each Bank pursuant to this Section 1.13 of any termination of Commitments. Any such termination of Commitments (i) shall be allocated ratably among the Banks in proportion to their respective Percentage and (ii) may not be reinstated. Any termination of the Commitments to an aggregate amount less than the L/C Commitment then in effect shall reduce the L/C Commitment to an amount equal to the Commitments. Any termination of the Commitments to an aggregate amount less than the Swingline Commitment then in effect shall reduce the Swingline Commitment to an amount equal to the Commitments.

      SECTION 1.14. SUBSTITUTION OF BANKS. In the event (a) the Borrower receives a claim from any Bank for compensation under Section 9.3 or 12.1 hereof, (b) the Borrower receives notice from any Bank of any illegality pursuant to Section 10.1 hereof, (c) any Bank is in default in any material respect with respect to its obligations under the Credit Documents, or
(d) a Bank fails to consent to an amendment or waiver requested under
Section 12.13 hereof at a time when the Required Banks have approved such amendment or waiver (any such Bank referred to in clause (a), (b), (c), or (d) above being hereinafter referred to as an "Affected Bank"), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable law, require, at its expense, any such Affected Bank to assign, at par PLUS accrued interest and fees, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitment and the Loans and participation interests in Letters of Credit and Swingline Loans and other amounts at any time owing to it hereunder and the other Credit Documents) to a commercial bank or other financial institution specified by the Borrower, PROVIDED that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental authority, (ii) the Borrower shall have received the written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, to such assignment,
(iii) the Borrower shall have paid to the Affected Bank all monies (together with amounts due such Affected Bank under Section 1.12 hereof as if the Loans owing to it were prepaid rather than assigned) other than such principal owing to it hereunder, and (iv) the assignment is entered into in accordance with the other requirements of Section 12.12 hereof (provided any assignment fees and reimbursable expenses due thereunder shall be paid by the Borrower).

      SECTION 1.15. INCREASE IN COMMITMENTS. The Borrower may, on any Business Day prior to the Termination Date, with the written consent of the Administrative Agent, L/C Issuer and Swingline Bank (which consents shall not be unreasonably withheld or delayed), increase the aggregate amount of the Commitments by delivering a Commitment Amount Increase Request substantially in the form attached hereto as Exhibit D or in such other form acceptable to the Administrative Agent at least five (5) Business Days prior to the desired effective date of such increase (the "Commitment Amount Increase") identifying an additional Bank (or additional Commitments for existing Bank(s)) and the amount of its Commitment (or additional amount of its Commitment(s)); PROVIDED, HOWEVER, that (i) any increase of the aggregate amount of the Commitments to an amount in excess of $650,000,000 will require the approval of the Required Banks, (ii) any increase of the aggregate amount of the Commitments shall be in an amount not less than $25,000,000, (iii) no Default or Event of Default shall have occurred and be continuing at the time of the request or the effective date of the Commitment Amount Increase, (iv) all representations and warranties contained in Section 6 hereof shall be true and correct at the time of such request and on the effective date of such Commitment Amount Increase, and (v) prior to the effectiveness of any Commitment Amount Increase, the Administrative Agent shall have received a copy, certified by the secretary or assistant secretary of the Parent, of resolutions of the Parent's board of directors authorizing the amount of such Commitment Amount Increase. The effective date of the Commitment Amount Increase shall be agreed upon by the Borrower and the Administrative Agent. Upon the effectiveness thereof, the new Bank(s) (or, if applicable, existing Bank(s)) shall advance Loans in an amount sufficient such that after giving effect to its Loans each Bank shall have outstanding its Percentage of Loans. It shall be a condition to such effectiveness that (i) if any Eurocurrency Loans are outstanding on the date of such effectiveness, such Eurocurrency Loans shall be deemed to be prepaid on such date and the Borrower shall pay any amounts owing to the Banks pursuant to Section 1.12 hereof and (ii) the Borrower shall not have terminated any portion of the Commitments pursuant to Section 1.13 hereof. The Borrower agrees to pay any reasonable expenses of the Administrative Agent relating to any Commitment Amount Increase. Promptly upon the effectiveness of any Commitment Amount Increase, the Borrower, if requested by any new Bank, shall execute and deliver new Notes to each requesting Bank. Notwithstanding anything herein to the contrary, no Bank shall have any obligation to increase its Commitment and no Bank's Commitment shall be increased without its consent thereto, and each Bank may at its option, unconditionally and without cause, decline to increase its Commitment.

SECTION 2.  FEES.

      SECTION 2.1.  FEES.

      (a) FACILITY FEE. For the period from the Effective Date to and including the Termination Date, the Borrower shall pay to the Administrative Agent for the ratable account of the Banks in accordance with their Percentages a facility fee (the "Facility Fee") on the average daily Commitments at a rate per annum equal to the applicable Facility Fee in the definition of Applicable Margin; PROVIDED that if any Bank continues to have outstanding Loans, Swingline Loans or L/C Obligations (including participations therein) after its Commitment terminates, then the Facility Fee shall continue to accrue on the daily amount of such Bank's outstanding Loans, Swingline Loans and L/C Obligations (including participations therein). Accrued Facility Fees shall be due and payable in arrears on June 30, 2007, on the last day of each calendar quarter thereafter and on the Termination Date, unless the Commitments are terminated in whole on an earlier date, in which event the fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination; PROVIDED that any Facility Fee accruing after the date the Commitments terminate shall be payable on demand.

      (b) LETTER OF CREDIT FEES. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 1.3 hereof, the Borrower shall pay to the Administrative Agent an issuance fee equal to 0.125% of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each calendar quarter, commencing on June 30, 2007, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Banks in accordance with their Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin for Eurocurrency Loans in effect during each day of such quarter applied to the daily average U.S. Dollar Equivalent of the face amount of Letters of Credit outstanding during such quarter.

      (c) ADMINISTRATIVE AGENT FEES. The Borrower shall pay to the Administrative Agent the fees agreed to between the Administrative Agent and the Parent in writing from time to time.

      (d)   FEE CALCULATIONS.  All fees payable under Section 2.1(a) and
(b) shall be computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed.

SECTION 3.  PLACE AND APPLICATION OF PAYMENTS.

      SECTION 3.1. PLACE AND APPLICATION OF PAYMENTS. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other amounts payable by the Borrower under this Agreement, shall be made by the Borrower to the Administrative Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the principal office of the Administrative Agent in Chicago, Illinois (or such other location in the State of Illinois as the Administrative Agent may designate to the Borrower) or, if such payment is to be made in an Alternative Currency, no later than 12:00 noon local time at the place of payment to such office as the Administrative Agent has previously specified in a notice to the Borrower for the benefit of the Person or Persons entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made (i) in U.S. Dollars, in immediately available funds at the place of payment, or (ii) in the case of amounts payable hereunder in an Alternative Currency, in such Alternative Currency in such funds then customary for the settlement of international transactions in such currency, in each case without setoff or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Banks have purchased Participating Interests or facility fees ratably to the Banks and like funds relating to the payment of any other amount payable to any Person to such Person, in each case to be applied in accordance with the terms of this Agreement. If the Administrative Agent causes amounts to be distributed to the Banks in reliance upon the assumption that the Borrower will make a scheduled payment and such scheduled payment is not so made, each Bank shall, on demand, repay to the Administrative Agent the amount distributed to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Bank and ending on (but excluding) the date such Bank repays such amount to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Bank is due hereunder,
(x) if such scheduled payment was to be made in U.S. Dollars, the Federal Funds Rate for each such day and (y) if such scheduled payment was to be made in an Alternative Currency, the rate established by Section 1.10(b) hereof for Eurocurrency Loans denominated in such currency and (ii) from the date two (2) Business Days after the date such payment is due from such Bank to the date such payment is made by such Bank, (x) if such scheduled payment was to be made in U.S. Dollars, the Base Rate in effect for each such day and (y) if such scheduled payment was to be made in an Alternative Currency, the rate per annum established by Section 1.10(b) hereof for Eurocurrency Loans denominated in such currency.


SECTION 4.  DEFINITIONS; INTERPRETATION.

      SECTION 4.1. DEFINITIONS. The following terms when used herein have the following meanings:

      "Account" is defined in Section 8.4(b) hereof.

      "Acquisition" means any transaction, or any series of related transactions, consummated after the Effective Date, by which the Parent or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise,
(ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or at least a majority of the partnership interests of any partnership or (iii) merges, consolidates or otherwise combines with another Person (other than a Person that is a Subsidiary or the Parent) PROVIDED that the Parent or the Subsidiary is the surviving entity.

      "Act"  is defined in Section 12.27 hereof.

      "Adjusted EBIT" means, for any period, Consolidated Net Income for such period PLUS all amounts deducted in arriving at such Consolidated Net Income for such period for (i) Interest Expense, (ii) federal, state and local income tax expense, (iii) all non-cash contributions or accruals to or with respect to deferred profit sharing or compensation, and (iv) Permitted Adjustments; PROVIDED that any amounts added to Consolidated Net Income pursuant to clause (iii) above for any period shall be deducted from Consolidated Net Income for the period, if ever, in which such amounts are paid in cash by the Parent or any of its Subsidiaries.

      "Adjusted EBITDA" means, for any period, Consolidated Net Income for such period PLUS all amounts deducted in arriving at such Consolidated Net Income for such period for (i) Interest Expense, (ii) federal, state and local income tax expense, (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets on the books of the Parent and its Restricted Subsidiaries, (iv) all non-cash contributions or accruals to or with respect to deferred profit sharing or compensation, and (v) Permitted Adjustments; PROVIDED that any amounts added to Consolidated Net Income pursuant to clause (iv) above for any period shall be deducted from Consolidated Net Income for the period, if ever, in which such amounts are paid in cash by the Parent or any of its Subsidiaries.

      "Adjusted LIBOR" is defined in Section 1.4(b) hereof.

      "Administrative Agent" means Bank of Montreal and any successor pursuant to Section 10.7 hereof.

      "Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

      "Affected Bank" is defined in Section 1.14 hereof.

      "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with their correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED that, in any event for purposes of this definition: (i) any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (ii) each director and executive officer of the Parent or any Subsidiary shall be deemed an Affiliate of the Parent and each Subsidiary.

      "Alternative Currency" means any of Australian Dollars, Canadian Dollars, Euros, Hong Kong Dollars, Japanese Yen, New Zealand Dollars, Pound Sterling, Singapore Dollars, and Swiss Francs, and any other currency approved by all the Banks, in each case for so long as such currency is readily available to all the Banks and is freely transferable and freely convertible to U.S. Dollars and the Reuters Monitor Money Rates Service (or any successor thereto) reports a LIBOR for such currency for interest periods of one, two, three and six calendar months; PROVIDED THAT if any Bank provides written notice to the Borrower (with a copy to the Administrative Agent) that any currency control or other exchange regulations are imposed in the country in which any such Alternative Currency is issued and that in the reasonable opinion of such Bank funding a Loan in such currency is impractical, then such currency shall cease to be an Alternative Currency hereunder until such time as all the Banks reinstate such country's currency as an Alternative Currency.

      "Applicable Margin" means, on any date for any Domestic Rate Loan, Eurocurrency Loan, Reimbursement Obligations and Facility Fees the rate per annum set forth below, as in effect on such date as determined pursuant to the provisions of the definition of Pricing Date:


                                            DOMESTIC
                                         RATE LOANS AND
                        EUROCURRENCY      REIMBURSEMENT
LEVEL                       LOANS          OBLIGATIONS      FACILITY FEE

Level I                    0.375%              0%              0.100%
Level II                   0.500%              0%              0.125%
Level III                  0.650%              0%              0.150%

; PROVIDED that from the Closing Date until the first Pricing Date the Borrower shall be in Level I.

      "Application" is defined in Section 1.3(b) hereof.

      "Approved Fund" means any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

      "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.12 hereof), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

      "Authorized Representative" means those persons shown on the list of officers provided by the Borrower pursuant to Section 6.1(g) hereof, or on any updated such list provided by the Parent to the Administrative Agent, or any further or different officer of the Borrower so named by any Authorized Representative of the Parent in a written notice to the Administrative Agent.

      "Bank" is defined in the introductory paragraph of this Agreement and, unless the context otherwise requires, includes the Swingline Bank.

      "Borrower" is defined in the introductory paragraph of this Agreement.

      "Borrowing" means the total of Loans and Swingline Loans, as applicable, of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Banks on a single date and for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Banks according to their Percentages. Borrowings of Swingline Loans are made by the Swingline Bank in accordance with the procedures set forth in Section 1.2 hereof. A Borrowing is "advanced" on the day Banks advance funds comprising such Borrowing to the Borrower, is "continued" on the day a new Interest Period for the same type of Loans commences for such Borrowing, and is "converted" on the day such Borrowing is changed from one type of Loan to the other, all as requested by the Borrower pursuant to Section 1.6(a).

      "Business Day" means any day other than a Saturday or Sunday on which Banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan or a Letter of Credit denominated in an Alternative Currency, on which banks are dealing in U.S. Dollar deposits or the relevant Alternative Currency in the interbank market in London, England and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan denominated in an Alternative Currency, on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Loan are to be made and, if such Alternative Currency is the Euro or any national currency of a nation that is a member of the European Economic and Monetary Union, which is a TARGET Settlement Day.

      "Capital Lease" means at any date any lease of Property which, in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee.

      "Capitalized Lease Obligations" means, for any Person, the amount of such Person's liabilities under Capital Leases determined at any date in accordance with GAAP.

      "Change of Control" means at any time:

                  (i) the Parent ceases to be the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of at least 99% of the total voting power of the Voting Stock of the Borrower;

                  (ii) any Person becomes the beneficial owner of securities of the Parent representing 30% or more of the then outstanding Voting Stock of the Parent; or

                  (iii) during any period of twenty-four consecutive months beginning after the Effective Date, individuals who at the beginning of such period constitute the Board of Directors of the Parent (the "Board"), together with any new director (other than a director designated by a person who has entered into an agreement with the Parent to effect a transaction described in clause (ii) of this Change of Control definition) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

      For purposes of the definition of Change of Control, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act as supplemented by Section 13(d)(3) of the Exchange Act; PROVIDED, HOWEVER, that Person shall not include (i) the Parent or any Wholly-Owned Subsidiary, or (ii) any Person who, as of the Effective Date, was the beneficial owner of securities of the Parent representing 20% or more of the combined voting power.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commitment" means, as to any Bank, the obligation of such Bank to make Loans and to participate in Swingline Loans and Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name under the heading "Commitment" on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

      "Commitment Amount Increase" is defined in Section 1.15 hereof.

      "Compliance Certificate" means a certificate in the form of Exhibit B hereto.

      "Consolidated Net Income" means, for any period, the net income (or net loss) of the Parent and its Restricted Subsidiaries for such period computed on a consolidated basis in accordance with GAAP, but excluding any extraordinary profits or losses; PROVIDED THAT there shall be included in such determination for such period all such amounts attributable to any Person acquired pursuant to an Acquisition to the extent such Person is not subsequently sold or otherwise disposed of (other than in a transaction pursuant to which the business of such Person is retained by the Parent or a Subsidiary of the Parent) during such period for the portion of such period prior to such Acquisition.

      "Consolidated Net Worth" means, as of the date of any determination thereof, the amount reflected as stockholders' equity upon a consolidated balance sheet of the Parent and its Restricted Subsidiaries for such date computed on a consolidated basis in accordance with GAAP.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

      "Controlled Group" means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control that, together with the Parent or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Credit Documents" means this Agreement, the Notes, the Applications, the Letters of Credit and each Subsidiary Guarantee Agreement delivered to the Administrative Agent pursuant to Section 7.22 hereof.

      "Credit Event" means the advancing of any Loan or Swingline Loan, the continuation of or conversion into a Eurocurrency Loan denominated in an Alternative Currency, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

      "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

      "Designated Disbursement Account" means the account of the Borrower maintained with the Administrative Agent or its Affiliate and designated in writing to the Administrative Agent as the Borrower's Designated
Disbursement Account (or such other account as the Borrower and the Administrative Agent may otherwise agree).

      "Departing Bank" means each "Bank" party to the Existing Credit Agreement executing this Agreement as a Departing Bank, which "Bank" shall cease to have a Commitment and shall have no rights or obligations hereunder, except for such rights which by their terms survive the termination of the Existing Credit Agreement.

      "Domestic Rate" is defined in Section 1.4(a) hereof.

      "Domestic Rate Loan" means a Loan bearing interest prior to maturity at a rate specified in Section 1.4(a) hereof.

      "Effective Date" means the date hereof.

      "Eligible Assignee" means (a) a Bank, (b) an Affiliate of a Bank,
(c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) the L/C Issuer,
(iii) the Swingline Bank, and (iv) unless an Event of Default has occurred and is continuing, the Parent (each such approval not to be unreasonably withheld or delayed and if it is delayed for more than five (5) Business Days it is deemed to be given); PROVIDED that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any Guarantor or any of the Parent's or Affiliates or Subsidiaries.

      "Environmental and Health Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, judgments, permits and other governmental rules or restrictions relating to human health, safety (including without limitation occupational safety and health standards), or the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous or toxic substances, wastes or any other controlled or regulated substance into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic substances, wastes or any other controlled or regulated substance or the clean-up or other remediation thereof.

      "ERISA" is defined in Section 5.8 hereof.

      "Eurocurrency Loan" means a Loan bearing interest prior to maturity at the rate specified in Section 1.4(b) hereof.

      "Eurocurrency Reserve Percentage" is defined in Section 1.4(b) hereof.

      "Event of Default" means any of the events or circumstances specified in Section 8.1 hereof.

      "Excess Interest" is defined in Section 12.24 hereof.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Existing Letters of Credit" is defined in Section 1.3(a) hereof.

      "Facility Fee" is defined in Section 2.1 hereof.

      "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Domestic Rate in
Section 1.4(a) hereof.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "GAAP" means, subject to Section 4.3 hereof, generally accepted accounting principles as in effect on the Effective Date, applied by the Parent and its Subsidiaries on a basis consistent with the preparation of the Parent's financial statements furnished to the Banks as described in
Section 5.4 hereof.

      "Guarantor" means (i) the Parent, Jones Lang LaSalle Americas, Inc., a Maryland corporation, LaSalle Investment Management, Inc., a Maryland corporation, Jones Lang LaSalle International, Inc., a Delaware corporation, Jones Lang LaSalle Co-Investment, Inc., a Maryland corporation, Jones Lang LaSalle Limited, a company organized under the laws of England and Wales, Jones Lang LaSalle GmbH, a company organized under the laws of Germany and (ii) any other Subsidiary of the Borrower designated by the Borrower as a Guarantor as required by Section 7.22 hereof.

      "Guaranty" by any Person means (without duplication) all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other financial obligation (including, without limitation, limited or full recourse obligations in connection with sales of receivables or any other Property) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation at the time the amount of the Guaranty is being determined or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty at the time the amount of the Guaranty is being determined.

      "Hazardous Material" means any substance or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls, dioxins and petroleum or its by-products or derivatives (including crude oil or any fraction thereof) and (b) any other material or substance classified or regulated as "hazardous" or "toxic" pursuant to any Environmental and Health Law.

      "Indebtedness" means for any Person (without duplication),
(i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business on terms customary in the trade, (iii) obligations of such Person evidenced by notes, acceptances, or other instruments of such Person or pursuant to letters of credit issued for such Person's account, (iv) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person,
(v) Capitalized Lease Obligations of such Person, and (vi) obligations for which such Person is obligated pursuant to a Guaranty. For the sake of clarity, performance guarantees (other than guarantees of the payment of Indebtedness), performance and surety bonds and environmental, "bad boy" and completion guarantees provided by the Borrower, the Parent, or any Subsidiary, pension liabilities of the Parent or any Subsidiary and indebtedness consolidated onto the books and records of the Parent for GAAP purposes under either EITF 04-05 or Fin 46R which otherwise would not be consolidated, shall not be considered as Indebtedness.

      "Interest Coverage Ratio" means as of the last day of any calendar quarter the ratio of Adjusted EBIT for the four calendar quarters then ended to Interest Expense for the same four calendar quarters then ended.

      "Interest Expense" means, for any period, the sum of all interest charges of the Parent and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

      "Interest Period" is defined in Section 1.7 hereof.

      "Investment" is defined in Section 7.14 hereof.

      "L/C Commitment" means $100,000,000, as reduced pursuant to the terms hereof.

      "L/C Documents" means the Letters of Credit, any draft or other document presented in connection with a drawing thereunder, the Applications and this Agreement.

      "L/C Issuer" means Bank of Montreal, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 1.3(f) hereof and, solely with respect to the Existing Letters of Credit, Harris N.A.

      "L/C Obligations" means the aggregate U.S. Dollar Equivalent of the undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

      "Lending Office" is defined in Section 9.4 hereof.

      "Letter of Credit" is defined in Section 1.3(a) hereof.

      "Level I" exists at any date if, at such date, the Total Funded Debt to Adjusted EBITDA Ratio is less than 1.00 to 1.00.

      "Level II" exists at any date if, at such date, Level I does not exist and the Total Funded Debt to Adjusted EBITDA Ratio is less than 2.00 to 1.00.

      "Level III" exists at any date if, at such date, neither Level I nor Level II exists.

      "LIBOR" is defined in Section 1.4(b) hereof.

      "Lien" means any interest in Property securing an obligation owed to a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" shall also include survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention of title shall constitute a "Lien."

      "Loan" is defined in Section 1.1 hereof and, as so defined, includes a Domestic Rate Loan or Eurocurrency Loan, each of which is a "type" of Loan hereunder.

      "Material Adverse Effect" means a material and adverse effect on the business, operations, Property or financial or other condition of the Parent and its Subsidiaries, taken as a whole.

      "Maximum Rate" is defined in Section 12.24 hereof.

      "Non-Real Estate Restricted Subsidiary" means a Restricted Subsidiary which is not established solely for the purpose of making investments in real estate and real estate related assets, including notes and other securities, as permitted under Section 7.14(j) or Section 7.14(k) hereof.

      "Note" means any promissory note issued at the request of a Bank pursuant to Section 1.11 in the form of Exhibit A-1 evidencing such Bank's Loans or Exhibit A-2 evidencing the Swingline Bank's Swingline Loans.

      "Obligations" means all fees payable hereunder, all obligations of the Borrower to pay principal or interest on Loans, Swingline Loans and L/C Obligations, and all other payment obligations of the Borrower or any Guarantor arising under or in relation to any Credit Document.

      "Original Dollar Amount" means the amount of any Obligation denominated in U.S. Dollars and, in relation to any Loan denominated in an Alternative Currency, the U.S. Dollar Equivalent of such Loan on the day it is advanced or continued for an Interest Period.

      "Parent" means Jones Lang LaSalle Incorporated, a Maryland corporation.

      "Participating Bank" is defined in Section 1.3(d) hereof.

      "Participating Interest" is defined in Section 1.3(d) hereof.

      "PBGC" is defined in Section 5.8 hereof.

      "Percentage" means, for each Bank, the percentage of the Commitments represented by such Bank's Commitment or, if the Commitments have been terminated, the percentage held by such Bank (including through participation interests in L/C Obligations and Swingline Loans) of the aggregate principal amount of all outstanding Obligations.

      "Permitted Adjustment" means, for any period, transition charges incurred by the Parent or any Restricted Subsidiaries during such period relating to the Acquisition by the Parent of all of the outstanding equity of Spaulding and Slye LLC, a Delaware limited liability company, to the extent such charges do not exceed $10,000,000 in the aggregate for all periods.

      "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

      "Plan" means at any time an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code that is either (i) maintained by a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

      "Pricing Date" means, for any fiscal quarter of the Parent ended after the date hereof, the latest date by which the Parent is required to deliver a Compliance Certificate for such fiscal quarter pursuant to
Section 7.6(b). The Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Parent has not delivered a Compliance Certificate by the date such Compliance Certificate is required to be delivered under Section 7.6(b), Level III shall be deemed to exist from such required delivery date until a Compliance Certificate is delivered before the next Pricing Date. If the Parent subsequently delivers such a Compliance Certificate before the next Pricing Date, the Applicable Margin established by such late delivered Compliance Certificate shall take effect from the date of delivery until the next Pricing Date.
In all other circumstances, the Applicable Margin established by a Compliance Certificate shall be in effect from the Pricing Date that occurs immediately after the end of the Parent's fiscal quarter covered by such Compliance Certificate until the next Pricing Date.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

      "Quoted Rate" is defined in Section 1.2(c) hereof.

      "Reimbursement Obligation" is defined in Section 1.3(c) hereof.

      "Required Banks" means, as of the date of determination thereof, Banks whose outstanding Loans and interest in Letters of Credit and Unused Commitments constitute more than 51% of the sum of the total outstanding Loans, interests in Letters of Credit, and Unused Commitments of the Banks.

      "Restricted Subsidiary" means any Subsidiary of the Parent other than an Unrestricted Subsidiary.

      "Revaluation Date" means, with respect to any Letter of Credit denominated in an Alternative Currency, (a) the date of issuance thereof,
(b) the date of each amendment thereto having the effect of increasing the amount thereof, (c) the last day of each calendar month, and (d) each additional date as the Administrative Agent or the Required Banks shall specify.

      "Revolving Credit" means the credit facility for making Loans and Swingline Loans and issuing Letters of Credit described in Sections 1.1,
1.2 and 1.3 hereof.

      "SEC" means the Securities and Exchange Commission.

      "Security" has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

      "Set-Off" is defined in Section 12.7 hereof.

      "Subordinated Indebtedness" means any Indebtedness which is subordinated in right of payment to the prior payment of the Loans and other Obligations, in a principal amount and pursuant to documentation, containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms in form and substance satisfactory to the Banks.

      "Subsidiary" means a corporation, partnership or other entity that, under GAAP, is included in the consolidated financial statements of the Parent.

      "Subsidiary Guarantee Agreement" means a letter to the Administrative Agent in the form of Exhibit C hereto executed by a Subsidiary whereby it acknowledges it is party hereto as a Guarantor under Section 11 hereof.

      "Swingline" means the credit facility for making one or more Swingline Loans described in Section 1.2 hereof.

      "Swingline Bank" means BMO Capital Markets Financing, Inc., acting in its capacity as the lender of Swingline Loans hereunder, or any successor Bank acting in such capacity appointed pursuant to Section 12.12 hereof.

      "Swingline Commitment" means $25,000,000 as the same may be reduced from time to time pursuant to Section 1.13 hereof.

      "Swingline Loan" is defined in Section 1.2 hereof.

      "TARGET Settlement Day" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

      "Termination Date" means June 6, 2012.

      "Total Funded Debt" means, at any time the same is to be determined, the aggregate of all Indebtedness of the Parent and its Restricted Subsidiaries determined without duplication on a consolidated basis MINUS
(i) the aggregate stated amount of performance letters of credit issued for the account of the Parent or any Restricted Subsidiary other than any such Letter of Credit issued hereunder and (ii) the aggregate principal amount of debt for borrowed money owed by the Parent or any Restricted Subsidiary under overdraft facilities but only to the extent of cash held by the Parent and its Restricted Subsidiaries on a consolidated basis.

      "Total Funded Debt to Adjusted EBITDA Ratio" means as of the last day of any calendar quarter the ratio of the Total Funded Debt as of such day to Adjusted EBITDA for the four calendar quarters then ended.

      "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

      "Unrestricted Subsidiary" means any Subsidiary of the Parent (other than a Guarantor or the Borrower) which (i) is established for the sole purpose of investing in real estate and real estate related assets including notes and other securities and (ii) is designated by the Parent (with prior written notice to the Administrative Agent) to be an Unrestricted Subsidiary; PROVIDED THAT no Subsidiary may be an Unrestricted Subsidiary for more than 180 days.

      "Unused Commitments" means, at any time, the difference between the Commitments then in effect and the aggregate outstanding Original Dollar Amount of Loans, and the U.S. Dollar Equivalent of L/C Obligations.

      "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

      "U.S. Dollar Equivalent" means (a) the amount of any Obligation or Letter of Credit denominated in U.S. Dollars, (b) in relation to any Obligation or Letter of Credit denominated in an Alternative Currency, the amount of U.S. Dollars which would be realized by converting an Alternative Currency into U.S. Dollars at the exchange rate quoted to the Administrative Agent, at approximately 11:00 a.m. (London time) three Business Days prior (i) to the date on which a computation thereof is required to be made and (ii) in the case of L/C Obligations, on any Revaluation Date, in each case by major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for such Alternative Currency.

      "Voting Stock" of any Person means capital stock of any class or classes or other equity interests (however designated) having ordinary voting power for the election of directors or similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

      "Welfare Plan" means a "welfare plan", as defined in Section 3(1) of ERISA.

      "Wholly-Owned" when used in connection with any Subsidiary of the Parent means a Subsidiary of which all of the issued and outstanding shares of stock or other equity interests (other than directors' qualifying shares as required by law) shall be owned by the Parent and/or one or more of its Wholly-Owned Subsidiaries.

      SECTION 4.2. INTERPRETATION. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement.

      SECTION 4.3. CHANGE IN ACCOUNTING PRINCIPLES. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 7.6 hereof and such change shall result in a material change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Banks may by notice to the Banks and the Borrower, respectively, require that the Banks and the Borrower negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Parent and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Banks in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles.
Until any such covenant, standard, or term is amended in accordance with this Section 4.3, financial covenants shall be computed and determined in accordance with GAAP without giving effect to the relevant change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.


SECTION 5.  REPRESENTATIONS AND WARRANTIES.

      Each of the Borrower and the Parent hereby represents and warrants to the Administrative Agent, each Bank and the L/C Issuer as to itself and, where the following representations and warranties apply to Subsidiaries, as to each of its Subsidiaries, as follows:

      SECTION 5.1. CORPORATE ORGANIZATION AND AUTHORITY. The Parent is duly organized and existing in good standing under the laws of the State of Maryland; has all necessary corporate power to carry on its present business; and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing, qualification or good standing necessary and in which the failure to be so licensed, qualified or in good standing would reasonably be expected to have a Material Adverse Effect. The Borrower is duly incorporated and existing under the laws of The Netherlands as a private company with limited liability (a besloten vennootschap met beperkte aansprakelijkheid); has all necessary corporate power to carry on its present business; and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing, qualification or good standing necessary and in which the failure to be so licensed, qualified or in good standing would reasonably be expected to have a Material Adverse Effect.

      SECTION 5.2. SUBSIDIARIES. Schedule 5.2 (as updated from time to time pursuant to Section 7.22) hereto identifies each Guarantor, the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or equity interests, as the case may be, owned by the Parent and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. Except to the extent that would not reasonably be expected to have a Material Adverse Effect, each Subsidiary is duly incorporated or formed and existing in good standing as a corporation, limited partnership, limited liability company or other entity under the laws of the jurisdiction of its incorporation or formation, has all necessary corporate or other power to carry on its present business, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary. All of the issued and outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and, if such Subsidiary is a corporation, nonassessable. All such shares owned by the Parent are owned beneficially, and of record, free of any Lien.

      SECTION 5.3. CORPORATE AUTHORITY AND VALIDITY OF OBLIGATIONS. The Borrower has full power and authority to enter into this Agreement and the other Credit Documents to which it is a party, to make the borrowings herein provided for, to issue its Notes in evidence thereof, to apply for the issuance of the Letters of Credit, and to perform all of its obligations under the Credit Documents to which it is a party. Each Guarantor has full power and authority to enter into this Agreement as a signatory hereto or pursuant to a Subsidiary Guarantee Agreement and to perform all of its obligations hereunder. Each Credit Document to which the Borrower is a party has been duly authorized, executed and delivered by the Borrower and constitutes valid and binding obligations of the Borrower in accordance with its terms. Each Credit Document to which a Guarantor is a party has been duly authorized, executed and delivered by such Guarantor and constitutes valid and binding obligations of such Guarantor in accordance with its terms. No Credit Document to which the Borrower is a party, nor the performance or observance by the Borrower of any of the matters or things therein provided for, contravenes any provision of law or any provision of the articles of association ("statuten") of the Borrower or (individually or in the aggregate) any material Contractual Obligation of or binding upon the Borrower or any of its Properties or results in or requires the creation or imposition of any Lien on any of the Properties or revenues of the Borrower. No Credit Document to which a Guarantor is a party, nor the performance or observance by such Guarantor of any of the matters or things therein provided for, contravenes any provision of law or any charter or by-law provision of such Guarantor or (individually or in the aggregate) any material Contractual Obligation of or binding upon such Guarantor or any of its Properties or results in or requires the creation or imposition of any Lien on any of the Properties or revenues of such Guarantor.

      SECTION 5.4. FINANCIAL STATEMENTS. All financial statements heretofore delivered to the Banks showing historical performance for each of the Parent's fiscal years ending on or before December 31, 2006, have been prepared in accordance with GAAP applied on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year. Each of such financial statements fairly presents on a consolidated basis the financial condition of the Parent and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby. The Parent and its Subsidiaries had, as of the date of the relevant financial statements no material contingent liabilities other than those disclosed in such financial statements referred to in this Section 5.4 or in comments or footnotes thereto, or in any report supplementary thereto, heretofore furnished to the Banks. Since December 31, 2006, there has been no material adverse change which has not been disclosed to the Banks in the business, operations, Property or financial or other condition, or business prospects, of the Parent and its Subsidiaries on a consolidated basis.

      SECTION 5.5.  NO LITIGATION; NO LABOR CONTROVERSIES.

      (a) Except as disclosed in the Parent's periodic current reports filed with the SEC prior to the Effective Date, there is no litigation or governmental proceeding pending, or to the knowledge of the Parent or any Guarantor threatened, against the Parent or any Subsidiary which, if adversely determined, would reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

      (b) There are no labor controversies pending or, to the best knowledge of the Borrower, Parent or any Guarantor, threatened against the Parent or any Subsidiary which would reasonably be expected (insofar as the Borrower or Parent may reasonably foresee) to have a Material Adverse Effect.

      SECTION 5.6. TAXES. The Parent and its Subsidiaries have filed all United States federal tax returns, and all other tax returns, required to be filed and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Parent or any Subsidiary, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided. No notices of tax liens have been filed and no claims are being asserted concerning any such taxes, which liens or claims are material to the financial condition of the Parent and its Subsidiaries on a consolidated basis taken as a whole. The charges, accruals and reserves on the books of the Parent and its Subsidiaries for any taxes or other governmental charges are adequate.

      SECTION 5.7. APPROVALS. No authorization, consent, license, exemption, filing or registration with any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Parent or any Subsidiary or from any other Person, is necessary to the valid execution, delivery or performance by the Parent or any Subsidiary of any Credit Document to which it is a party except for such approvals and consents which have been obtained and are in full force and effect.

      SECTION 5.8. ERISA. With respect to each Plan, the Parent and each other member of the Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and with the Code to the extent applicable to it and has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Parent nor any Subsidiary has any contingent liabilities for any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

      SECTION 5.9. GOVERNMENT REGULATION. Neither the Parent nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or to the extent a Subsidiary is an "investment company," it is properly registered with the SEC.

      SECTION 5.10. MARGIN STOCK. Neither the Parent nor any Subsidiary is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying margin stock ("margin stock" to have the same meaning herein as in Regulation U of the Board of Governors of the Federal Reserve System). The Borrower will not use the proceeds of any Loan, Swingline Loan or Letter of Credit in a manner that violates any provision of Regulation U or X of the Board of Governors of the Federal Reserve System. Margin stock (as hereinabove defined) constitutes less than 25% of the assets of the Parent and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

      SECTION 5.11.  LICENSES AND AUTHORIZATIONS; COMPLIANCE WITH
ENVIRONMENTAL AND HEALTH LAWS.

      (a) The Parent and each of its Subsidiaries has all necessary licenses, permits and governmental authorizations to own and operate its Properties and to carry on its business as currently conducted and contemplated, except to the extent the failure to have such licenses, permits or authorizations would not reasonably be expected to have a Material Adverse Effect.

      (b) To the best of the Borrower's and each Guarantor's knowledge, the business and operations of the Parent and each Subsidiary comply in all respects with all applicable Environmental and Health Laws, except where the failure to so comply would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

      (c) Neither the Parent nor any Subsidiary has given, nor is it required to give, nor has it received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand to or from any governmental entity or in connection with any court proceeding with respect to a matter which would reasonably be expected to have a Material Adverse Effect claiming that: (i) the Parent or any Subsidiary has violated, or is about to violate, any Environmental and Health Law; (ii) there has been a release, or there is a threat of release, of Hazardous Materials from the Parent's or any Subsidiary's Property, facilities, equipment or vehicles;
(iii) the Parent or any Subsidiary may be or is liable, in whole or in part, for the costs of cleaning up, remediating or responding to a release of Hazardous Materials; or (iv) any of the Parent's or any Subsidiary's property or assets are subject to a Lien in favor of any governmental entity for any liability, costs or damages, under any Environmental and Health Law arising from, or costs incurred by such governmental entity in response to, a release of a Hazardous Materials.

      SECTION 5.12. OWNERSHIP OF PROPERTY; LIENS. The Parent and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property owned or leased by it, and good title to or valid leasehold interests in all its other Property. None of the Parent's real property is subject to any Lien or Capitalized Lease Obligation except as permitted in Section 7.9, and none of the Parent's or any Restricted Subsidiary's other Property is subject to any Lien, except as permitted in Section 7.9.

      SECTION 5.13. NO BURDENSOME RESTRICTIONS; COMPLIANCE WITH AGREEMENTS. Neither the Parent nor any Subsidiary is (a) party or subject to any law, regulation, rule or order, or any Contractual Obligation that (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default would reasonably be expected to have a Material Adverse Effect.

      SECTION 5.14. ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Parent or Borrower to any Bank or the Administrative Agent in connection with a Loan, Swingline Loan or Letter of Credit or the negotiation of the Credit Documents contained any material misstatement of fact or omitted to state any fact necessary to make the statements contained therein not misleading, the Administrative Agent and the Banks acknowledging that as to any projections furnished to the Administrative Agent and the Banks, the Parent only represents that the same were prepared on the basis of information and estimates the Parent believed to be reasonable.


SECTION 6.  CONDITIONS PRECEDENT.

      The obligation of each Bank to advance, continue, or convert any Loan or any Swingline Loan, or of the Administrative Agent to issue, extend the expiration date (including by not giving notice of non-renewal) of or increase the amount of any Letter of Credit, shall be subject to the following conditions precedent:

      SECTION 6.1. INITIAL CREDIT EVENT. Before or concurrently with the first Credit Event:

            (a) The Administrative Agent shall have received this Agreement duly executed by Borrower, each Guarantor, each Departing Bank, and each Bank;

            (b) The Administrative Agent shall have received for each Bank in form and substance satisfactory to the Administrative Agent the favorable written opinion of (i) Gordon G. Repp, Esquire, Deputy Global General Counsel to the Borrower and Guarantors, (ii) Loyens & Loeff, Dutch counsel to the Borrower, (iii) Baker & McKenzie, English counsel to Jones Lang LaSalle Limited, and (iv) Lovells, German counsel to Jones Lang LaSalle GmbH;

            (c) The Administrative Agent shall have received for each Bank copies of the notarial deed of incorporation (including the articles of association) of the Borrower, certified by a Dutch civil law notary to be true copies and an original extract of the commercial register of the chamber of commerce of Amsterdam relating to the Borrower;

            (d) The Administrative Agent shall have received copies of the Certificate of Incorporation and bylaws (or equivalent) of each Guarantor, certified in each instance by its secretary or an assistant secretary (or its equivalent);

            (e) The Administrative Agent shall have received copies, certified by the secretary or assistant secretary (or its equivalent) of each Guarantor, of its board of directors' resolutions (or its equivalent) authorizing the execution of the Credit Documents to which it is a party;

            (f) The Administrative Agent shall have received certificates, executed by the secretary or assistant secretary of each Guarantor, which shall identify by name and title and bear the signature of the partners or officers authorized to sign the Credit Documents to which it is a party;

            (g) The Administrative Agent shall have received copies of the certificates of good standing (to the extent relevant) for each Guarantor (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization;

            (h) The Administrative Agent shall have received to the extent requested by any Bank, such Bank's duly executed Notes of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 1.11(d) hereof;

            (i) The Administrative Agent shall have received for each Bank a list of the Borrower's Authorized Representatives;

            (j) All legal matters incident to the execution and delivery of the Credit Documents shall be satisfactory to the Banks; and

            (k) The Administrative Agent and each Bank shall have received for each fiscal year of the Parent through the fiscal year ending December 31, 2010, a business plan showing in reasonable detail projected operating budgets, consolidated and consolidating revenues, expenses, and balance sheets on a quarter-by-quarter basis, such business plan to be in form and substance satisfactory to the Administrative Agent and each Bank and shall include a summary of all assumptions made in preparing such business plan.

      SECTION 6.2. ALL CREDIT EVENTS. As of the time of each Credit Event hereunder:

            (a) In the case of a Borrowing, the Administrative Agent shall have received the notice required by Section 1.6 hereof (or, in the case of Swingline Loans, Section 1.2 hereof), in the case of the issuance of any Letter of Credit the L/C Issuer shall have received a duly completed Application for a Letter of Credit and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the L/C Issuer;

            (b) In the case of (i) a Borrowing of Loans or Swingline Loans that would increase the aggregate principal amount of Loans or Swingline Loans outstanding (after giving effect to concurrent repayment of Loans or Swingline Loans), (ii) a Borrowing of Eurocurrency Loans denominated in an Alternative Currency or (iii) the increase in or issuance of a Letter of Credit, each of the representations and warranties set forth in Section 5 hereof shall be and remain true and correct in all material respects as of said time, except that if any such representation or warranty relates solely to an earlier date it need only remain true as of such date, taking into account any amendments to such Section (including, without limitation, any amendments to the Schedules referenced therein) made after the date of this Agreement in accordance with the provision hereof;

            (c) In the case of (i) a Borrowing of Loans or Swingline Loans that would increase the aggregate principal amount of Loans or Swingline Loans outstanding (after giving effect to concurrent repayment of Loans or Swingline Loans), (ii) a Borrowing of Eurocurrency Loans denominated in an Alternative Currency or (iii) the increase in or issuance of a Letter of Credit, no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event; and

            (d) Such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent or any Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System).

      Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in paragraphs (b) and (c) of this Section 6.2.


SECTION 7.  COVENANTS.

      Each of the Borrower and the Parent covenants and agrees that, so long as any Note, Loan, Swingline Loan or L/C Obligation is outstanding hereunder, or any Commitment is available to or in use by the Borrower hereunder, except to the extent compliance in any case is waived in writing by the Required Banks:

      SECTION 7.1. CORPORATE EXISTENCE; SUBSIDIARIES. The Parent shall, and shall cause each of its Restricted Subsidiaries to, preserve and maintain its existence, subject to the provisions of Section 7.12 hereof; PROVIDED THAT the Parent shall not be required to preserve the existence of any Restricted Subsidiary if the maintenance or preservation thereof, as determined by the Board of Directors of the Parent, is no longer desirable in the conduct of the business of the Parent and its Subsidiaries, taken as a whole.

      SECTION 7.2. MAINTENANCE. The Parent will maintain, preserve and keep its Property, necessary to the proper conduct of its business in reasonably good repair, working order and condition and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment shall be reasonably preserved and maintained, and the Parent will cause each of its Subsidiaries to do so in respect of Property owned or used by it; PROVIDED, HOWEVER, that nothing in this
Section 7.2 shall prevent the Parent or a Subsidiary from discontinuing the operation or maintenance of any such Properties if such discontinuance would not reasonably be expected to have a Material Adverse Effect.

      SECTION 7.3. TAXES. The Parent will duly pay and discharge, and will cause each of its Subsidiaries duly to pay and discharge, all taxes, assessments, and governmental charges or levies upon or against it or against its Properties, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of the Parent.

      SECTION 7.4. ERISA. The Parent will, and will cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its Property. The Parent will, and will cause each of its Subsidiaries to promptly notify the Administrative Agent of (i) the occurrence of any reportable event (as defined in ERISA) affecting a Plan, other than any such event of which the PBGC has waived notice by regulation, (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event affecting any Plan which could result in the incurrence by the Parent or any of its Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of the Parent or any of its Subsidiaries under any post-retirement Welfare Plan benefit. The Administrative Agent will promptly distribute to each Bank any notice it receives from the Parent pursuant to this Section 7.4.

      SECTION 7.5. INSURANCE. The Parent will maintain, and will cause each of its Subsidiaries to maintain, insurance with good and responsible insurance companies, covering insurable Property owned by it with respect to such risks as is consistent with sound business practice. The Parent will upon request of any Bank furnish to such Bank a summary setting forth the nature and extent of the insurance maintained pursuant to this
Section 7.5.

      SECTION 7.6.  FINANCIAL REPORTS AND OTHER INFORMATION.

      (a) The Parent will maintain a system of accounting in accordance with GAAP and will furnish to the Banks and their respective duly authorized representatives such information respecting the business and financial condition of the Parent and its Subsidiaries as any Bank may reasonably request; and without any request, the Parent will furnish each of the following to each Bank:

            (i) within 60 days after the end of each of the first three quarterly fiscal periods of the Parent, a copy of the Parent's Form 10-Q Report filed with the SEC;

            (ii) within 90 days after the end of each fiscal year of the Parent, a copy of the Parent's Form 10-K Report filed with the SEC, prepared by the Parent and containing or including as an exhibit thereto the Parent's financial statements for such fiscal year as certified by independent public accountants of recognized national standing selected by the Parent in accordance with GAAP with such accountants' unqualified opinion to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial position of the Parent and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

            (iii) within the period provided in subsection (ii) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default with respect to Sections 7.11, 7.15, 7.16, and 7.17 or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof;





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


            (iv) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports the Parent sends to its shareholders, and copies of all other regular, periodic and special reports and all registration statements the Parent files with the SEC or any successor thereto, or with any national securities exchanges; and

            (v) within 90 days after the beginning of each fiscal year of the Parent an operating budget for the Parent and its Subsidiaries for such fiscal year of the Parent.

      (b) Each financial statement furnished to the Banks pursuant to subsection (i) or (ii) of this Section 7.6 shall be accompanied by a Compliance Certificate signed by the Parent's chief financial officer, treasurer or controller showing the Parent's compliance with the covenants set forth in Sections 7.14(k), 7.15, 7.16, and 7.17 hereof.

      (c) The Parent will promptly (and in any event within three Business Days after any of the President, chief executive officer, chief financial officer, chief operating officer, treasurer, assistant treasurer, or controller of the Parent has knowledge thereof) give notice to the Administrative Agent:

            (i) of the occurrence of any Change of Control, Default or Event of Default;

            (ii) of any default or event of default under any Contractual Obligation of the Parent or any of its Subsidiaries, except for a default or event of default which is not reasonably expected to have a Material Adverse Effect;

            (iii) of the occurrence of an event or condition which would reasonably be expected to result in a Material Adverse Effect; and

            (iv) of any litigation or governmental proceeding of the type described in Section 5.5 hereof.

      SECTION 7.7. BANK INSPECTION RIGHTS. Upon reasonable notice from any Bank, the Parent will permit such Bank (and such Persons as any Bank may designate) during normal business hours and under the Parent's guidance, to visit and inspect any of the Property of the Parent or any of its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and, after the occurrence and during the continuance of an Event of Default, independent public accountants.

      SECTION 7.8. CONDUCT OF BUSINESS. Neither the Parent nor any Subsidiary will engage in any line of business if, as a result, the general nature of the business of the Parent and its Subsidiaries taken as a whole would be substantially changed from that conducted on the date hereof.

      SECTION 7.9. LIENS. The Parent will not, and will not permit any of its Restricted Subsidiaries to, create, incur, permit to exist or to be incurred any Lien of any kind on any Property owned by the Parent or any Restricted Subsidiary; PROVIDED, HOWEVER, that this Section 7.9 shall not apply to nor operate to prevent:

            (a) Liens arising by operation of law in connection with worker's compensation, unemployment insurance, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or Liens in connection with bids, tenders, contracts or leases to which the Parent or any Subsidiary is a party (other than contracts for borrowed money), or other deposits required to be made in the ordinary course of business; PROVIDED that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Parent;

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


            (b) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) securing obligations not due or, if due, being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Parent;

            (c) Liens for taxes or assessments or other government charges or levies on the Parent or any Subsidiary of the Parent or their respective Properties, not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Parent;

            (d) Liens arising out of judgments or awards against the Parent or any Subsidiary of the Parent, or in connection with surety or appeal bonds in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or with respect to which the Parent or such Subsidiary shall be prosecuting an appeal or proceeding for review, and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review; PROVIDED that the aggregate amount of liabilities (including interest and penalties, if any) of the Parent and its Subsidiaries secured by such Liens shall not exceed $5,000,000 at any one time outstanding;

            (e) Survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties which are necessary for the conduct of the activities of the Parent and any Subsidiary of the Parent or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Parent or any Subsidiary of the Parent;

            (f) Liens on Property (not constituting Investments) of the Parent or any of its Subsidiaries created solely for the purpose of securing Indebtedness permitted by Section 7.19(h) hereof, representing or incurred to finance, refinance or refund the purchase price of Property, PROVIDED that no such Lien shall extend to or cover other Property of the Parent or such Subsidiary other than the respective Property so acquired, and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property; and

            (g) Liens not otherwise permitted under this Section 7.9 on Property (other than (i) shares of stock in any Wholly-Owned Subsidiary and (ii) receivables, inventory and similar working capital assets) securing Indebtedness that, when combined with Capitalized Lease Obligations permitted under Section 7.11, is in an aggregate principal amount not exceeding $15,000,000 at any time outstanding.

      SECTION 7.10. USE OF PROCEEDS; REGULATION U. The proceeds of each Borrowing, and the credit provided by Letters of Credit, will be used by the Borrower, the Parent and the Parent's Subsidiaries for working capital, repayment of other Indebtedness, and other general corporate purposes including acquisitions of businesses and other investments permitted by
Section 7.14. The Borrower will not use any part of the proceeds of any of the Borrowings or of the Letters of Credit directly or indirectly to purchase or carry any margin stock (as defined in Section 5.10 hereof) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

      SECTION 7.11. SALES AND LEASEBACKS. The Parent will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor providing for the leasing by the Parent or any Subsidiary of any Property theretofore owned by it and which has been or is to be sold or transferred by such owner to such lender or investor, except to the extent the aggregate principal amount of Capitalized Lease Obligations under such leases PLUS the outstanding principal amount of Indebtedness secured by Liens permitted by
Section 7.9(g) (and not separately permitted by other provisions of Section 7.9) does not exceed $25,000,000 at any time outstanding; PROVIDED THAT the foregoing shall not operate to prevent any such transaction between the Parent and any Restricted Subsidiary or between any two Restricted Subsidiaries to the extent such transaction would otherwise be permitted by the terms hereof.

      SECTION 7.12.  MERGERS, CONSOLIDATIONS AND SALES OF ASSETS.

      (a) The Parent will not, and will not permit any of its Restricted Subsidiaries to, (i) consolidate with or be a party to a merger with any other Person or (ii) sell, lease or otherwise dispose of all or a "substantial part" of the consolidated assets of the Parent and its Restricted Subsidiaries; PROVIDED, HOWEVER, that:

            (1) any Restricted Subsidiary of the Parent may merge or consolidate with or into or sell, lease or otherwise convey its assets to the Parent or any Restricted Subsidiary of which the Parent directly or indirectly holds at least the same percentage equity ownership or is entitled through ownership of interests, contractually or otherwise, to at least the same economic interest; PROVIDED THAT in any such merger or consolidation involving the Borrower, the Borrower or the Parent shall be the surviving or continuing corporation;

            (2) The Parent and its Subsidiaries may dissolve or liquidate any Restricted Subsidiary of the Parent (other than the Borrower) or of such Subsidiary so long as all the assets of such dissolved or liquidated Restricted Subsidiary (i) were either investments in real estate, or real estate related assets, including notes and other securities all of which have been sold or (ii) are concurrently transferred to the Parent or any Restricted Subsidiary of which the Parent directly or indirectly holds at least the same percentage equity ownership or is entitled through ownership of interests, contractually or otherwise, to at least the same economic interest; PROVIDED THAT if any Guarantor (other than the Parent) is dissolved or liquidated all of such Guarantor's assets shall be concurrently transferred to the Borrower or another Guarantor;

            (3) The Parent or any Restricted Subsidiary of the Parent may consolidate or merge with any other Person if the Borrower or such Restricted Subsidiary or, in the case of such a transaction involving the Borrower, the Parent or the Borrower is the surviving or continuing corporation and at the time of such consolidation or merger, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

            (4) The Parent and its Subsidiaries may sell or otherwise dispose of any asset which, in the reasonable judgment of such Person, have become obsolete or worn out;

            (5) The Parent and its Subsidiaries may sell Property to the extent permitted by Section 7.11;

            (6) The Parent and its Subsidiaries may sell delinquent notes or accounts receivables in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization); and

            (7) The Parent and its Subsidiaries may in a fair market value transaction, sell or otherwise dispose of any direct or indirect Investment in real estate or real estate related assets, including notes and other securities;

As used in this Section 7.12(a), a sale, lease, transfer or disposition of assets during any fiscal year shall be deemed to be of a "substantial part" of the consolidated assets of the Parent and its Restricted Subsidiaries if the net book value of such assets, when added to the net book value of all other assets (not including dispositions of stock in Subsidiaries permitted under Section 7.12(b) hereof) sold, leased, transferred or disposed of by the Parent and its Restricted Subsidiaries during such fiscal year (other than inventory in the ordinary course of business) exceeds 5% of the total assets of the Parent and its Restricted Subsidiaries, determined on a consolidated basis as of the last day of the immediately preceding fiscal year.

      (b) Except with respect to the syndication or other disposition of Subsidiaries or interests in Subsidiaries through which direct or indirect Investments in real estate or real estate related assets, including notes and other securities, are made, the Parent will not sell, transfer or otherwise dispose of, or permit any Restricted Subsidiary to issue, sell, transfer or otherwise dispose of, any shares of stock of any class (including as "stock" for purposes of this Section, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of any Subsidiary, except to the Parent or any Restricted Subsidiary of which the Parent directly or indirectly holds at least the same percentage equity ownership or is entitled through ownership of interests, contractually or otherwise, to at least the same economic interest and except for the purpose of qualifying directors.

      SECTION 7.13. USE OF PROPERTY AND FACILITIES; ENVIRONMENTAL AND HEALTH AND SAFETY LAWS.

      (a) The Parent will, and will cause each of its Subsidiaries to, comply in all material respects with the requirements of all Environmental and Health Laws applicable to or pertaining to the Properties or business operations of the Parent or any Subsidiary of the Parent to the extent noncompliance would reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, the Parent will not, and will not permit any Person to, except in accordance with applicable law, dispose of any Hazardous Material into, onto or upon any real property owned or operated by the Parent or any of its Subsidiaries if such disposal would reasonably be expected to have a Material Adverse Effect.

      (b) The Parent will promptly provide the Banks with copies of any notice or other instrument of the type described in Section 5.11(c) hereof, and in no event later than five (5) Business Days after the President, chief executive officer, chief financial officer, chief operating officer, treasurer, assistant treasurer or controller of the Parent receives such notice or instrument.

      SECTION 7.14. INVESTMENTS, ACQUISITIONS, LOANS, ADVANCES AND GUARANTIES. The Parent will not, nor will it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person (other than the Parent or a Subsidiary of the Parent), or acquire all or any substantial part of the assets or business of any other Person (other than the Parent or a Subsidiary of the Parent) or division thereof, or be or become liable as endorser, guarantor, surety or otherwise (such as liability as a general partner) for any debt, obligation or undertaking of any other Person (other than the Parent or a Subsidiary of the Parent), or otherwise agree to provide funds for payment of the obligations of another (other than the Parent or a Subsidiary of the Parent), or supply funds thereto or invest therein or otherwise assure a creditor of another (other than the Parent or a Subsidiary of the Parent) against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another (other than the Parent or a Subsidiary of the Parent) (cumulatively, all of the foregoing, being "Investments"); PROVIDED, HOWEVER, that the foregoing provisions shall not apply to nor operate to prevent:

            (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America PROVIDED that any such obligation matures within one year from the date it is acquired by the Parent or Subsidiary;

            (b) investments in commercial paper rated at least P-1 by Moody's Investors Service Inc. or A-1 by Standard & Poor's Ratings Services Group, a division of The McGraw-Hill Companies, Inc. maturing within one year of its date of issuance;

            (c) demand deposit accounts maintained in the ordinary course of business;

            (d) investments in certificates of deposit issued by and time deposits with any commercial bank (whether domestic or foreign) having capital and surplus of not less than $50,000,000 maturing within one year from the date of issuance thereof or in banker's acceptances endorsed by any Bank or other such commercial bank and maturing within six months of the date of acceptance;

            (e) investments in certificates of deposit issued by and time deposits with any commercial bank (whether domestic or foreign) having capital and surplus in excess of $10,000,000 but less than $50,000,000, which deposits shall not exceed $500,000 in the aggregate;

            (f) investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (d) above, PROVIDED all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

            (g) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c) and (d) above;

            (h) endorsements of negotiable instruments for collection in the ordinary course of business;

            (i) Loans and advances to employees and relocation companies in the ordinary course of business not to exceed $30,000,000 in the aggregate at any one time outstanding, PROVIDED that loans and advances to current or new employees that are made in lieu of a signing bonus or similar compensation or part of a retention agreement shall not be considered a loan or advance for purposes of this Section 7.14 so long as the terms of such loan or advance provide that such loan or advance may be forgiven and converted to compensation upon meeting certain performance or retention objectives by such employee;

            (j) Investments in existence on the date hereof and described on Schedule 7.14 hereof;

            (k) Acquisitions or Investments in a line of business related to that of the Parent and its Subsidiaries and Investments and commitments to make Investments, including guarantees of such commitments and guarantees of the commitments of employees of the Parent or any Subsidiary, directly and indirectly through Subsidiaries and other Persons in real estate and real estate related assets, including notes and other securities, PROVIDED that (i) no Default or Event of Default exists or would exist after giving effect to such Acquisition or Investment, (ii) in the case of an Acquisition, (I) the Board of Directors or other governing body or the holders of 100% of the equity interests of such Person whose Property, or Voting Stock or other interests in which, are being so acquired has approved the terms of such Acquisition, and (II) the portion of the purchase price for any such Acquisition paid by the Parent or any Subsidiary in cash, including the aggregate principal amount of all liabilities assumed in connection with such Acquisitions, shall not exceed $100,000,000, and (iii) in the case of Investments not constituting Acquisitions, such Investment funded in cash together with all other Investments funded in cash not constituting Acquisitions (excluding up to $75,000,000 of Investments in the aggregate that are in the form of a Guaranty) permitted under this subsection (k) since the Effective Date reduced by the amount of proceeds of the disposition of all or any part of any Investments existing on the Effective Date or acquired thereafter does not exceed $300,000,000 in aggregate purchase price; PROVIDED that if the aggregate purchase price for any Investment by the Parent or any Subsidiary in any one Person exceeds $100,000,000 the Parent shall have received the prior written consent of the Required Banks; or

            (l) Performance guarantees (other than guarantees of the payment of Indebtedness), performance and surety bonds and environmental, "bad boy" and completion guarantees provided by the Borrower, the Parent, or any Subsidiary.

      In determining the amount of Investments permitted under this Section 7.14, Investments shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and Investments in the form of loans and advances shall be taken at the principal amount thereof then remaining unpaid, and Investments in the form of guarantees (including liabilities as a general partner) shall be taken at the lesser of (i) amount of obligations guaranteed and (ii) the fair market value of all the assets of such guarantor or general partner. A change in the form of an Investment (e.g. from an interest as a limited partner to making a direct loan to such limited partnership or a change in the form of an entity from a limited partnership to a corporation) shall not be regarded as a further Investment except to the extent the Parent or any of its Subsidiaries invests any further money.

      SECTION 7.15. CONSOLIDATED NET WORTH. The Parent will at all times maintain a Consolidated Net Worth of not less than the Minimum Required Amount. For purposes of this section, the "Minimum Required Amount" shall mean (i) $600,000,000 during the Annual Measurement Period commencing on December 31, 2006, and (ii) during each Annual Measurement Period thereafter, an amount equal to the sum of (x) the Minimum Required Amount for the immediately preceding Annual Measurement Period PLUS (y) an amount equal to 50% of the cumulative positive Consolidated Net Income earned in the fiscal year completed during the immediately preceding Annual Measurement Period (but without subtraction for any negative Consolidated Net Income for any such fiscal year); PROVIDED, HOWEVER, in each case such Minimum Required Amount shall increase on the date of the issuance of capital securities (other than in connection with the Parent's Stock Compensation Program, Employee Stock Purchase Plan, Stock Award and Incentive Plan and any similar programs or plans) by the Parent by an amount equal to 100% of the Net Cash Proceeds of such issuance. As used herein the term "Annual Measurement Period" shall mean each period commencing on December 31 of a calendar year and ending on December 30 of the immediately subsequent calendar year.

      SECTION 7.16. FUNDED DEBT TO ADJUSTED EBITDA. The Parent will as of the last day of each calendar quarter maintain the Total Funded Debt to Adjusted EBITDA Ratio at not more than 3.50 to 1.00.

      SECTION 7.17. INTEREST COVERAGE RATIO. The Parent will as of the last day of each calendar quarter maintain an Interest Coverage Ratio of not less than 2.50 to 1.00.

      SECTION 7.18. DIVIDENDS AND OTHER SHAREHOLDER DISTRIBUTIONS. The Parent shall only declare or pay dividends or make a distribution (other than dividends and distributions payable solely in its capital stock) of any kind (including by redemption or purchase other than purchases of outstanding capital stock in connection with the Parent's Stock Compensation Program, Employee Stock Purchase Plan, Stock Award and Incentive Plan and any similar programs or plans) on its outstanding capital stock, if no Default or Event of Default exists prior to or would result after giving effect to such action.

      SECTION 7.19. INDEBTEDNESS. The Parent will not, and will not permit any of its Restricted Subsidiaries to, have outstanding at any time any Indebtedness other than:

            (a) The Obligations of the Borrower and Guarantors owing to the Banks and Administrative Agent hereunder;

            (b) Indebtedness of (i) the Borrower to the Parent or any Subsidiary, (ii) any Subsidiary to the Parent or any other Subsidiary and (iii) the Parent to any Subsidiary;

            (c) Capitalized Lease Obligations in an aggregate principal amount outstanding not to exceed $25,000,000 on any date of determination;

            (d)   Subordinated Indebtedness;

            (e) Investments (as defined in Section 7.14) permitted pursuant to Section 7.14 in the form of Indebtedness;

            (f) Guaranties by the Parent and its Subsidiaries of obligations of the Parent and its Subsidiaries which obligations are not prohibited under this Agreement;

            (g) Indebtedness of non-U.S. domiciled Subsidiaries in an aggregate principal amount outstanding not to exceed the U.S. Dollar Equivalent of $50,000,000 on any date of determination; or

            (h) Indebtedness not otherwise permitted by this Section 7.19 of not more than $200,000,000 in aggregate principal amount outstanding on any date of determination for the Parent and its Restricted Subsidiaries.

      SECTION 7.20. TRANSACTIONS WITH AFFILIATES. The Parent will not, and will not permit any of its Subsidiaries to, enter into or be a party to any material transaction or arrangement (where "material" means material for the Parent and its Subsidiaries taken as a whole) with any Affiliate of such Person (other than the Parent or any of its Subsidiaries), including without limitation, the purchase from, sale to or exchange of Property with, any merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Parent's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Parent or such Subsidiary than could be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

      SECTION 7.21. COMPLIANCE WITH LAWS. Without limiting any of the other covenants of the Parent in this Section 7, the Parent will, and will cause each of its Subsidiaries to, conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; PROVIDED, HOWEVER, that neither the Parent nor any Subsidiary of the Parent shall be required to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of the Parent or such Subsidiary, as the case may be, or (y) the failure to comply therewith is not reasonably expected to have, in the aggregate, a Material Adverse Effect.

      SECTION 7.22. ADDITIONAL GUARANTORS. If on the last day of the calendar quarter ending June 30, 2007 and each calendar quarter ending thereafter the total liabilities of the non-Guarantor Subsidiaries of the Parent equal or exceed 35% of the book value of the total consolidated assets of the Parent and its Subsidiaries, then the Parent will, within fifteen (15) Business Days of the date on which the balance sheet for such date is required to be delivered pursuant to Section 7.6(a)(i) or
Section 7.6(a)(ii), cause an additional Subsidiary or additional Subsidiaries to become a Guarantor or Guarantors hereunder such that the total liabilities of the non-Guarantor Subsidiaries of the Parent are less than 35% of the book value of the total consolidated assets of the Parent and its Subsidiaries. Upon any such Subsidiary becoming a Guarantor hereunder the Parent shall provide to the Administrative Agent an updated
Schedule 5.2.


SECTION 8.  EVENTS OF DEFAULT AND REMEDIES.

      SECTION 8.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default:

            (a) default (x) in the payment when due of the principal amount of any Loan, Swingline Loan or of any Reimbursement Obligation or (y) for a period of three (3) days in the payment when due of interest or of any other Obligation;

            (b) default by the Borrower, the Parent or any Subsidiary in the observance or performance of any covenant set forth in the first sentence of Section 7.1, Section 7.6(c), 7.9 through 7.12, or 7.14 through 7.19 hereof;

            (c) default by the Borrower, the Parent or any Subsidiary in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a) or (b) above, which is not remedied within thirty (30) days after notice thereof to the Parent by the Administrative Agent (acting at the request of any Bank);

            (d) (i) failure to pay when due Indebtedness in an aggregate principal amount of $10,000,000 or more of the Borrower, Parent or any Subsidiary or (ii) default shall occur under one or more indentures, agreements or other instruments under which any Indebtedness of the Borrower, the Parent or any Subsidiary in an aggregate principal amount of $10,000,000 or more is outstanding and such default shall continue for a period of time sufficient to permit the holder or beneficiary of such Indebtedness or a trustee therefor to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase or funding thereof;

            (e) any representation or warranty made herein or in any other Credit Document by the Borrower, the Parent or any Subsidiary, or in any statement or certificate furnished pursuant hereto or pursuant to any other Credit Document by the Borrower, the Parent or any Subsidiary, or in connection with any Credit Document, shall be untrue in any material respect as of the date of the issuance or making, or deemed making or issuance, thereof;

            (f) the Borrower, the Parent or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, or any analogous action is taken under any other applicable law relating to bankruptcy or insolvency,
      (ii) fail to pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail within the time allowed therefor to file an answer or other pleading denying the material allegations of any such proceeding filed against it,
      (vi) take any corporate action (such as the passage by the board of directors of a resolution) in furtherance of any matter described in parts (i)-(v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1(g) hereof;

            (g) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower, the Parent or any Subsidiary or any substantial part of any of their Property, or a proceeding described in Section 8.1(f)(v) shall be instituted against the Borrower, the Parent or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

            (h) the Borrower, the Parent or any Subsidiary shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution thereon;

            (i) the Parent or any other member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $5,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Parent or any Subsidiary or any other member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Parent or any other member of the Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

            (j) the Borrower, the Parent or any Subsidiary, or any Person acting on behalf of the Borrower, the Parent or a Subsidiary, or any governmental authority challenges the validity of any Credit Document or the Borrower's, the Parent's or a Subsidiary's obligations thereunder or any Credit Document ceases to be in full force and effect; or

            (k)   a Change of Control shall have occurred.

      SECTION 8.2. NON-BANKRUPTCY DEFAULTS. When any Event of Default other than those described in subsections (f) or (g) of Section 8.1 hereof has occurred and is continuing, the Administrative Agent shall, by written notice to the Parent: (a) if so directed by the Required Banks, terminate the remaining Commitments and all other obligations of the Banks hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Banks, declare the principal of and the accrued interest on all outstanding Loans, Swingline Loans and all other amounts due under the Credit Documents to be forthwith due and payable and thereupon all outstanding Loans and Swingline Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind; and
(c) if so directed by the Required Banks, demand that the Borrower immediately pay to the Administrative Agent, subject to Section 8.4, the full amount then available for drawing under each or any Letter of Credit, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Administrative Agent, for the benefit of the Banks, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after giving notice to the Borrower pursuant to Section 8.1(c) or this Section 8.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.

      SECTION 8.3. BANKRUPTCY DEFAULTS. When any Event of Default described in subsections (f) or (g) of Section 8.1 hereof has occurred and is continuing, then all outstanding Loans and Swingline Loans shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately pay to the Administrative Agent, subject to Section 8.4, the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Banks, and the Administrative Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

      SECTION 8.4.  COLLATERAL FOR UNDRAWN LETTERS OF CREDIT.

      (a) If the payment or prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under
Section 8.2 or 8.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

      (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Account") as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the Administrative Agent, and to the payment of the unpaid balance of any Loans and all other Obligations. The Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the L/C Issuer and the Banks. The Borrower hereby grants the Administrative Agent, for the benefit of the

Administrative Agent, the L/C Issuer and the Banks, a Lien on the Account and all credit balances and investments held therein. If and when requested by the Borrower, the Administrative Agent shall invest funds held in the Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, PROVIDED that the Administrative Agent is irrevocably authorized to sell investments held in the Account when and as required to make payments out of the Account for application to amounts due and owing from the Borrower to the Administrative Agent, the L/C Issuer or Banks; PROVIDED, HOWEVER, that if (i) the Borrower shall have made payment of all Obligations,
(ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (iii) no Letters of Credit, Commitments, Loans, Swingline Loans or other Obligations remain outstanding hereunder, then the Administrative Agent shall repay to the Borrower any remaining amounts held in the Account.

      SECTION 8.5. NOTICE OF DEFAULT. The Administrative Agent shall give notice to the Borrower under Section 8.1(c) hereof promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

      SECTION 8.6. EXPENSES. The Borrower agrees to pay to the Administrative Agent, the L/C Issuer and each Bank, and any other holder of any Obligation outstanding hereunder, all expenses reasonably incurred or paid by the Administrative Agent, the L/C Issuer and such Bank or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Credit Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Parent or any of its Subsidiary as a debtor thereunder.


SECTION 9.  CHANGE IN CIRCUMSTANCES.

      SECTION 9.1. CHANGE OF LAW. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain Eurocurrency Loans or to perform its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower and such Bank's obligations to make or maintain Eurocurrency Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurocurrency Loans.

The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurocurrency Loans, together with all interest accrued thereon at a rate per annum equal to the interest rate applicable to such Loan; PROVIDED, HOWEVER, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurocurrency Loans from such Bank by means of Domestic Rate Loans from such Bank, which Domestic Rate Loans shall not be made ratably by the Banks but only from such affected Bank.

      SECTION 9.2. UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN, OR INADEQUACY OF, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurocurrency Loans:

            (a) the Administrative Agent determines that deposits in U.S. Dollars or the applicable Alternative Currency (in the applicable amounts) are not being offered to it in the eurocurrency interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurocurrency market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

            (b) the Required Banks reasonably determine and so advise the Administrative Agent that LIBOR as reasonably determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Eurocurrency Loans for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Eurocurrency Loans in the currency so affected shall be suspended; PROVIDED that such suspension shall have no effect on any Eurocurrency Loan then outstanding.

      SECTION 9.3.  INCREASED COST AND REDUCED RETURN.

      (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the relevant jurisdiction) of any such authority, central bank or comparable agency:

            (i) shall subject any Bank (or its Lending Office) or the L/C Issuer to any tax, duty or other charge with respect to its Eurocurrency Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Eurocurrency Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Bank (or its Lending Office) or the L/C Issuer of the principal of or interest on its Eurocurrency Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement in respect of its Eurocurrency Loans, Letter(s) of Credit, or participations therein, any Reimbursement Obligations owed to it, or its obligation to make Eurocurrency Loans, issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income or profits of such Bank (or its Lending Office) or the L/C Issuer imposed by the jurisdiction in which such Bank (or its Lending Office) or the L/C Issuer is incorporated or in which such Bank's or L/C Issuer's principal executive office or (Lending Office) is located); or

            (ii) shall impose, modify or deem applicable any reserve, special deposit, capital or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurocurrency Loans any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or the L/C Issuer or shall impose on any Bank (or its Lending Office) or the L/C Issuer or on the interbank market any other condition affecting its Eurocurrency Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Eurocurrency Loans, to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) or the L/C Issuer of making or maintaining any Eurocurrency Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) or the L/C Issuer under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank or the L/C Issuer to be material, then, within fifteen (15) days after demand by such Bank or the L/C Issuer (with a copy to the Administrative Agent), the Borrower shall be obligated to pay to such Bank or the L/C Issuer such additional amount or amounts as will compensate such Bank or the L/C Issuer for such increased cost or reduction; PROVIDED, HOWEVER, that such Bank or the L/C Issuer shall promptly notify the Borrower of an event which might cause it to seek compensation, and the Borrower shall be obligated to pay only such compensation which is incurred or which arises after the date ninety (90) days prior to the date such notice is given. In the event any law, rule, regulation or interpretation described above is revoked, declared invalid or inapplicable or is otherwise rescinded, and as a result thereof a Bank or the L/C Issuer is determined to be entitled to a refund from the applicable authority for any amount or amounts which were paid or reimbursed by the Borrower to such Bank or the L/C Issuer hereunder, such Bank or the L/C Issuer shall refund such amount or amounts to the Borrower without interest.

      (b) Each Bank or the L/C Issuer that determines to seek compensation under this Section 9.3 shall notify the Borrower and the Administrative Agent of the circumstances that entitle the Bank or the L/C Issuer to such compensation pursuant to this Section 9.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank or the L/C Issuer, be otherwise disadvantageous to such Bank or the L/C Issuer. A certificate of any Bank or the L/C Issuer claiming compensation under this Section 9.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank or the L/C Issuer may use any reasonable averaging and attribution methods.

      SECTION 9.4. LENDING OFFICES. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan or Swingline Loans available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent.

      SECTION 9.5. DISCRETION OF BANK AS TO MANNER OF FUNDING. Notwith-standing any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans or Swingline Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurocurrency Loan through the purchase of deposits of U.S. Dollars or the applicable Alternative Currency in the eurocurrency interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.


SECTION 10.  THE ADMINISTRATIVE AGENT.

      SECTION 10.1.  APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

Each Bank hereby appoints Bank of Montreal as the Administrative Agent under the Credit Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Banks and the L/C Issuer expressly agree that the Administrative Agent is not acting as a fiduciary of the Banks or the L/C Issuer in respect of the Credit Documents, the Borrower or otherwise except as expressly set forth herein, and nothing herein or in any of the other Credit Documents shall result in any duties or obligations on the Administrative Agent or any of the Banks or the L/C Issuer except as expressly set forth herein.

      SECTION 10.2. ADMINISTRATIVE AGENT AND ITS AFFILIATES. The Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Administrative Agent under the Credit Documents. The term "Bank" as used herein and in all other Credit Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Bank. References in Section 1 hereof to the Administrative Agent's Loans, or to the amount owing to the Administrative Agent for which an interest rate is being determined, refer to the Administrative Agent in its individual capacity as a Bank.

      SECTION 10.3. ACTION BY ADMINISTRATIVE AGENT. If the Administrative Agent receives from the Parent a written notice of an Event of Default pursuant to Section 7.6(c) hereof, the Administrative Agent shall promptly give each of the Banks written notice thereof. The obligations of the Administrative Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 8.2 and 8.5. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it shall be first indemnified to its reasonable satisfaction by the Banks against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Bank, the Parent or the Borrower. In all cases in which this Agreement and the other Credit Documents do not require the Administrative Agent to take certain actions, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder and thereunder. Any instructions of the Required Banks, or of any other group of Banks called for under the specific provisions of the Credit Documents, in each case, shall be binding upon all the Banks and the holders of the Obligations.

      SECTION 10.4. CONSULTATION WITH EXPERTS. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      SECTION 10.5. LIABILITY OF ADMINISTRATIVE AGENT; CREDIT DECISION. Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Credit Documents (i) with the consent or at the request of the Required Banks or all of the Banks, as applicable, or
(ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Guarantor contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in
Section 6 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Credit Document or of any other documents or writing furnished in connection with any Credit Document; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, the

L/C Issuer, the Borrower, or any Guarantor or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) reasonably believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Credit Documents.
The Administrative Agent may treat the payee of any Obligation as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Bank and the L/C Issuer acknowledges that it has independently and without reliance on the Administrative Agent or any other Bank or the L/C Issuer, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Bank and the L/C Issuer to keep itself informed as to the creditworthiness of the Borrower and the Guarantors, and the Administrative Agent shall have no liability to any Bank or the L/C Issuer with respect thereto.

      SECTION 10.6. INDEMNITY. The Banks shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Banks under this
Section 10.6 shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Bank under this Agreement against unpaid amounts due from such Bank to the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Administrative Agent by any Bank arising outside of this Agreement and the other Credit Documents.

      SECTION 10.7. RESIGNATION OF ADMINISTRATIVE AGENT AND SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation of the Administrative Agent, the Required Banks shall have the right to appoint a successor Administrative Agent with the consent of the Borrower; PROVIDED that the Borrower's consent shall not be required upon the occurrence and during the continuance of an Event of Default. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks and with the consent of the Borrower, appoint a successor Administrative Agent, which shall be any Bank hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring or removed Administrative Agent under the Credit Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

      SECTION 10.8. L/C ISSUER AND SWINGLINE BANK. The L/C Issuer shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith, and the Swingline Bank shall act on behalf of the Banks with respect to the Swingline Loans made hereunder. The L/C Issuer and the Swingline Bank shall each have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 10 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit or by the Swingline Bank in connection with Swingline Loans made or to be made hereunder as fully as if the term "Administrative Agent", as used in this
Section 10, included the L/C Issuer and the Swingline Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer or Swingline Bank, as applicable.

      SECTION 10.9. DESIGNATION OF ADDITIONAL AGENTS. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Banks (and/or its or their Affiliates) as "syndication agents," "documentation agents," "book runners," "lead arrangers," "arrangers," or other designations for purposes hereto, but such designation shall have no substantive effect, and such Banks and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.


SECTION 11.  THE GUARANTEES.

      SECTION 11.1. THE GUARANTEES. To induce the Banks and the L/C Issuer to provide the credits described herein and in consideration of benefits expected to accrue to each Guarantor by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor hereby unconditionally and irrevocably guarantees jointly and severally to the Administrative Agent, the Banks, the L/C Issuer, and each other holder of an Obligation, the due and punctual payment of all present and future indebtedness of the Borrower evidenced by or arising out of the Credit Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, Swingline Loans and Reimbursement Obligations and the due and punctual payment of all other Obligations now or hereafter owed by the Borrower under the Credit Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by the Borrower or other obligor punctually to pay any indebtedness or other Obligations guaranteed hereby, each Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Borrower.

      SECTION 11.2. GUARANTEE UNCONDITIONAL. The obligations of each Guarantor as a guarantor under this Section 11 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

            (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or of any other Guarantor under this Agreement or any other Credit Document or by operation of law or otherwise;

            (b) any modification or amendment of or supplement to this Agreement or any other Credit Document;

            (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Borrower, any other Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or of any other Guarantor contained in any Credit Document;

            (d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Administrative Agent, any Bank, the L/C Issuer or any other Person, whether or not arising in connection herewith;

            (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower, any other Guarantor or any other Person or Property;

            (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower, regardless of what obligations of the Borrower remain unpaid;

            (g) any invalidity or unenforceability relating to or against the Borrower or any other Guarantor for any reason of this Agreement or of any other Credit Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other Guarantor of the principal of or interest on any Loan, Swingline Loan, or any Reimbursement Obligation or any other amount payable by it under the Credit Documents; or

            (h) any other act or omission to act or delay of any kind by the Administrative Agent, any Bank, the L/C Issuer, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of a Guarantor under this Section 11 or the Borrower under this Agreement.

      SECTION 11.3. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Each Guarantor's obligations under this Section 11 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Obligations and all other amounts payable by the Borrower under this Agreement and all other Credit Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Obligation or any other amount payable by the Borrower under the Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or of a Guarantor, or otherwise, each Guarantor's obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

      SECTION 11.4.  WAIVERS.

      (a) GENERAL. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Bank, the L/C Issuer, or any other Person against the Borrower, another Guarantor or any other Person.

      (b) Subrogation and Contribution. Unless and until the Obligations have been fully paid and satisfied and the Commitments have terminated, each Guarantor hereby irrevocably waives any claim or other right it may now or hereafter acquire against the Borrower or any other Guarantor that arises from the existence, payment, performance or enforcement of such Guarantor's obligations under this Section 11 or any other Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Administrative Agent, any Bank, the L/C Issuer, or any other holder of an Obligation against the Borrower or any other Guarantor whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Guarantor directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other right. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable by the Borrower hereunder and the other Credit Documents and (y) the termination of the Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent and the Banks and the L/C Issuer (and their Affiliates) and shall forthwith be paid to the Administrative Agent for the benefit of the Banks (and their Affiliates) or be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

      SECTION 11.5. LIMIT ON RECOVERY. Notwithstanding any other provision hereof, the right to recovery of the holders of the Obligations against each Guarantor under this Section 11 shall not exceed $1.00 less than the lowest amount which would render such Guarantor's obligations under this Section 11 void or voidable under applicable law, including without limitation fraudulent conveyance law.

      SECTION 11.6. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any other Credit Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Credit Documents shall nonetheless be payable jointly and severally by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Banks.

      SECTION 11.7. BENEFIT TO GUARANTORS. The Borrower and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower has a direct impact on the success of each Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.

      SECTION 11.8. GUARANTOR COVENANTS. Each Guarantor shall take such action as the Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Borrower is required by this Agreement to prohibit such Guarantor from taking.

SECTION 12.  MISCELLANEOUS.

      SECTION 12.1. PAYMENTS FREE OF WITHHOLDING TAXES. Except as otherwise required by law, each payment by the Borrower and each Guarantor under this Agreement or the other Credit Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower or such Guarantor is domiciled, any jurisdiction from which the Borrower or such Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower or relevant Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Administrative Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Administrative Agent (as the case may be) would have received had such withholding not been made. If the Administrative Agent or any Bank pays any amount in respect of any such taxes, penalties or interest the Borrower shall reimburse the Administrative Agent or that Bank for that payment on demand in the currency in which such payment was made. If the Borrower or any Guarantor pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment. If any Bank or the Administrative Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by the Borrower or any Guarantor and evidenced by such a tax receipt, such Bank or Administrative Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower or such Guarantor as applicable, such amount as such Bank or Administrative Agent determines is attributable to such deduction or withholding and which will leave such Bank or Administrative Agent (after such payment) in no better or worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Bank and the Administrative Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank or the Administrative Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

      SECTION 12.2. NO WAIVER OF RIGHTS. No delay or failure on the part of the Administrative Agent, the L/C Issuer or any Bank or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Credit Document shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the L/C Issuer the Banks and the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

      SECTION 12.3. NON-BUSINESS DAY. If any payment of principal or interest on any Loan, Swingline Loan or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan, Swingline Loan or other Obligation bears for the period prior to maturity shall continue to accrue on such Obligation from the stated due date thereof to but not including the next succeeding Business Day, on which the same shall be payable.

      SECTION 12.4. DOCUMENTARY TAXES. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

      SECTION 12.5. SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

      SECTION 12.6. SURVIVAL OF INDEMNITIES. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 1.12, Section 9.3 and Section 12.15 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans, Swingline Loans and all other Obligations.

      SECTION 12.7. SHARING OF SET-OFF. Each Bank agrees with each other Bank a party hereto that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-off"), on any of the Loans, Swingline Loans or Reimbursement Obligations in excess of its ratable share of payments on all such obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans, Swingline Loans or Reimbursement Obligations, or participations therein, held by each such other Banks (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; PROVIDED, HOWEVER, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section 12.7, amounts owed to or recovered by, the L/C Issuer in connection with Reimbursement Obligations in which Banks have been required to fund their participation shall be treated as amounts owed to or recovered by the L/C Issuer as a Bank hereunder.

      SECTION 12.8. NOTICES. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including telecopy or other electronic communication) and shall be given to a party hereunder at its address or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Borrower, given by courier, by United States certified or registered mail, or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Banks, L/C Issuer and the Administrative Agent shall be addressed to their respective addresses, telecopier or telephone numbers set forth in its Administrative Questionnaire, and to the Borrower and the Guarantors to:

      Jones Lang LaSalle Finance B.V.     with a copy to:
      Kantoorgebouw Atrium                Jones Lang LaSalle Incorporated
      Strawinskylaan 3103                 200 East Randolph Street
      1077 ZX Amsterdam                   Chicago, Illinois  60601
      Attention:  Henk Teeuwisse          Attention:  Brian P. Hake
      Telecopy:  31 20 661 15 66          Telecopy:  312-819-0027
      Telephone:  31 20 540 54 05         Telephone:  312-228-2522


with a copy of notices of Defaults
and Events of Default to:

      Jones Lang LaSalle Finance B.V.
      c/o Jones Lang LaSalle Incorporated
      200 East Randolph Street
      Chicago, Illinois  60601
        Attention:  Mark J. Ohringer,
      Global General Counsel
      Telecopy:  312-228-2277
      Telephone:  312-228-2423

      Each such notice, request or other communication shall be effective
(i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 12.8 or on the Administrative Questionnaire and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by courier, when delivered, (iii) if given by mail, three business days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Section 12.8 or on the Administrative Questionnaire; PROVIDED THAT any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

      SECTION 12.9. COUNTERPARTS. This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

      SECTION 12.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower and the Guarantors and their successors and assigns, and shall inure to the benefit of the Administrative Agent, the L/C Issuer and each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Obligation. The Borrower and the Guarantors may not assign any of their rights or obligations under any Credit Document without the written consent of all of the Banks.

      SECTION 12.11. PARTICIPANTS. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Commitments held by such Bank at any time and from time to time to one or more other Persons; PROVIDED THAT no such participation shall relieve any Bank of any of its obligations under this Agreement, and, PROVIDED, FURTHER that no such participant shall have any rights under this Agreement except as provided in this Section 12.11, and the Administrative Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and Guarantors under this Agreement and the other Credit Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Credit Documents, except that such agreement may provide that such Bank will not agree to any modification, amendment or waiver of the Credit Documents described in clauses (i) and (ii) of Section 12.13 hereof. Any party to which such a participation has been granted shall have the benefits of Section 1.12 and Section 9.3 hereof.

      SECTION 12.12.  ASSIGNMENTS.

      (a) Any Bank may at any time assign to one or more Eligible Assignees all or a portion of such Bank's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that any such assignment shall be subject to the following conditions:

      (i) MINIMUM AMOUNTS. (A) In the case of an assignment of the entire remaining amount of the assigning Bank's Commitment and the Loans and participation interest in L/C Obligations at the time owing to it or in the case of an assignment to a Bank, an Affiliate of a Bank or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (a)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans and participation interest in L/C Obligations outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and participation interest in L/C Obligations of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if "Effective Date" is specified in the Assignment and Acceptance, as of the Effective Date) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

      (ii) PROPORTIONATE AMOUNTS. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

      (iii) REQUIRED CONSENTS. No consent shall be required for any assignment except to the extent required by Section 12.12(a)(i)(B) and, in addition:

            (a) the consent of the Borrower (such consent not to be unreasonably withheld or delayed and if it is delayed more than five
      (5) Business Days it is deemed to be given) shall be required unless
      (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Bank, an Affiliate of a Bank or an Approved Fund;

            (b) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed and if it is delayed more than five (5) Business Days it is deemed to be given) shall be required for assignments if such assignment is to a Person that is not a Bank, an Affiliate of such Bank or an Approved Fund with respect to such Bank;

            (c) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

            (d) the consent of the Swingline Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Swingloans (whether or not then outstanding).

      (iv) ASSIGNMENT AND ACCEPTANCE. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Bank, shall deliver to the Administrative Agent an Administrative Questionnaire.

      (v) NO ASSIGNMENT TO BORROWER OR PARENT. No such assignment shall be made to the Parent or any of its Affiliates or Subsidiaries.

      (vi) NO ASSIGNMENT TO NATURAL PERSONS. No such assignment shall be made to a natural person.

      (vii) No such assignment shall result in a reduction in the total Commitments.

      Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 12.12(b) hereof, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an

Assignment and Acceptance covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 12.6 and 12.15 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with
Section 12.11 hereof.

      (b) REGISTER. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

      (c) Any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; PROVIDED that no such pledge or grant of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or secured party for such Bank as a party hereto; PROVIDED FURTHER, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

      (d) Notwithstanding anything to the contrary herein, if at any time the Swingline Bank assigns all of its Commitment and Loans pursuant to subsection (a) above, the Swingline Bank may terminate the Swingline. In the event of such termination of the Swingline, the Borrower shall be entitled to appoint another Bank to act as the successor Swingline Bank hereunder (with such Bank's consent); PROVIDED, HOWEVER, that the failure of the Borrower to appoint a successor shall not affect the resignation of the Swingline Bank. If the Swingline Bank terminates the Swingline, it shall retain all of the rights of the Swingline Bank provided hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such termination, including the right to require Banks to make Loans or fund participations in outstanding Swingline Loans pursuant to Section 1.3 hereof.

      SECTION 12.13. AMENDMENTS. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Banks, and
(c) if the rights or duties of the Administrative Agent, the L/C Issuer or the Swingline Bank are affected thereby, the Administrative Agent, the L/C Issuer, or the Swingline Bank, as applicable; PROVIDED that:

            (i) no amendment or waiver pursuant to this Section 12.13 shall (A) increase or extend any Commitment of any Bank without the consent of such Bank or (B) reduce the amount of or postpone any fixed date for payment of any principal of or interest on any Loan, Swingline Loan or Reimbursement Obligation or of any fee payable hereunder without the consent of the Bank to which such payment is owing or which has committed to make such Loan, Swingline Loan or Letter of Credit (or participate therein) hereunder;

            (ii) no amendment or waiver pursuant to this Section 12.13 shall, unless signed by each Bank, change any provision of this
      Section 12.13, or the definitions of Termination Date or Required Banks, or affect the number of Banks required to take any action under the Credit Documents, or release any Guarantor (other than pursuant to the terms hereof) from its guaranty of any Obligations; and

            (iii) no amendment or waiver to Section 11 hereof shall be made without the consent of the Guarantor(s) affected thereby.

      SECTION 12.14. HEADINGS. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

      SECTION 12.15. LEGAL FEES, OTHER COSTS AND INDEMNIFICATION. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation and negotiation of the Credit Documents, including without limitation, the reasonable fees and disbursements of Chapman and Cutler LLP, counsel to the Administrative Agent, in connection with the preparation and execution of the Credit Documents, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to indemnify each Bank, the L/C Issuer, the Administrative Agent, and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may incur or reasonably pay arising out of or relating to any Credit Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan, Swingline Loan or Letter of Credit, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrower, upon demand by the Administrative Agent, the L/C Issuer, or a Bank at any time, shall reimburse the Administrative Agent, the L/C Issuer, or Bank for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified.

      SECTION 12.16. SET OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank, the L/C Issuer and each subsequent holder of any Obligation is hereby authorized by the Borrower and each Guarantor at any time or from time to time, without notice to the Borrower, to the Guarantors or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts or other accounts of the Borrower or any Guarantor in a fiduciary capacity, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Bank, the L/C Issuer or that subsequent holder to or for the credit or the account of the Borrower or any Guarantor, whether or not matured, against and on account of the obligations and liabilities of the Borrower or any Guarantor to that Bank, the L/C Issuer or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not (a) that Bank, the L/C Issuer or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

      SECTION 12.17. CURRENCY. Each reference in this Agreement to U.S. Dollars or to an Alternative Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of the Borrower and each Guarantor in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Person entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such Person receives such payment. If the amount of the relevant currency so purchased is less than the sum originally due to such Person in the relevant currency, the Borrower or relevant Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the amount of the specified currency so purchased exceeds the sum of (a) the amount originally due to the relevant Person in the specified currency plus (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Person under Section 12.7 hereof, such Person agrees to remit such excess to the Borrower.

      SECTION 12.18. ENTIRE AGREEMENT. The Credit Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded thereby.

      SECTION 12.19. GOVERNING LAW. This Agreement and the other Credit Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

      SECTION 12.20.  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.
The Borrower and each Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby. The Borrower and each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWER, EACH GUARANTOR, THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. The Borrower and each Guarantor (other than the Parent) hereby irrevocably designates, appoints and empowers the Parent as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason the Parent shall cease to be available to act as such, the Borrower and each Guarantor (other than the Parent) agrees to designate a new designee, appointee and agent in Chicago, Illinois on the terms and for the purposes of this provision satisfactory to the Administrative Agent under this Agreement. The Borrower and each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Administrative Agent, the L/C Issuer, any Bank or the holder of any Obligation to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower or any Guarantor in any other jurisdiction.

      SECTION 12.21. LIMITATION OF LIABILITY. In addition to, and not in limitation of, any limitation on liability provided by law or by any contract, agreement, instrument or document, the liability of each Guarantor that is a partnership shall be limited to the assets of such Guarantor, and no present or future partner of any such Guarantor shall have any personal liability under this Agreement, except if such partner is itself a Guarantor or the Borrower.

      SECTION 12.22. CONFIDENTIALITY. Each Bank and the L/C Issuer agrees to keep confidential any confidential written information provided to it by or on behalf of the Borrower or the Parent pursuant to or in connection with this Agreement; PROVIDED THAT nothing herein shall prevent any Bank from disclosing any such information (i) to the Administrative Agent or any other Bank, (ii) to any participant or assignee or prospective participant or assignee so long as such participant or assignee or prospective participant or assignee agrees in writing to the requirement that such information be kept confidential in the manner contemplated by this
Section 12.22, (iii) to its employees involved in the administration of this Agreement, directors, attorneys, accountants and other professional advisors (each of which shall be instructed to hold the same in confidence), (iv) in response to the request or demand of any governmental authority, (v) in response to any order of any court or other governmental authority or as may otherwise be required pursuant to any law, regulation or legal process, PROVIDED, HOWEVER, that such Bank and the L/C Issuer, to the extent legally permitted to do so, will use its best efforts to notify the Parent prior to any disclosure of information contemplated by this subparagraph (v), (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder or under any Credit Document.

      SECTION 12.23. SEVERABILITY OF PROVISIONS. Any provision of any Credit Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Credit Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Credit Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Credit Documents invalid or unenforceable.

      SECTION 12.24. EXCESS INTEREST. Notwithstanding any provision to the contrary contained herein or in any other Credit Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans, Swingline Loans or other obligations outstanding under this Agreement or any other Credit Document ("Excess Interest"). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Credit Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Bank may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Credit Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the "Maximum Rate"), and this Agreement and the other Credit Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Bank for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower's Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower's Obligations shall remain at the Maximum Rate until the Banks have received the amount of interest which such Banks would have received during such period on the Borrower's Obligations had the rate of interest not been limited to the Maximum Rate during such period.

      SECTION 12.25. CONSTRUCTION. NOTHING CONTAINED HEREIN SHALL BE DEEMED OR CONSTRUED TO PERMIT ANY ACT OR OMISSION WHICH IS PROHIBITED BY THE TERMS OF ANY CREDIT DOCUMENT, THE COVENANTS AND AGREEMENTS CONTAINED HEREIN BEING IN ADDITION TO AND NOT IN SUBSTITUTION FOR THE COVENANTS AND AGREEMENTS CONTAINED IN THE CREDIT DOCUMENTS.

      SECTION 12.26. BANK'S AND L/C ISSUER'S OBLIGATIONS SEVERAL. The obligations of the L/C Issuer and the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Banks or L/C Issuer pursuant hereto shall be deemed to constitute the Banks and L/C Issuer a partnership, association, joint venture or other entity.

      SECTION 12.27. USA PATRIOT ACT. Each Bank and L/C Issuer that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") hereby notifies the Borrower and each Guarantor that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Bank and L/C Issuer to identify the Borrower and each Guarantor in accordance with the Act.

      SECTION 12.28. EQUALIZATION OF LOANS AND COMMITMENTS. Upon the satisfaction of the conditions precedent set forth in Section 6.1 hereof, all "Loans" and "Letters of Credit" outstanding under the Existing Credit Agreement shall remain outstanding as the initial Borrowing of Loans and Letters of Credit under this Agreement and, in connection therewith, the Borrower shall be deemed to have prepaid all outstanding Eurocurrency Loans on the Effective Date and shall pay to each Bank who is currently a party to the Existing Credit Agreement any compensation due such Bank under
Section 1.12 of the Existing Credit Agreement as a result thereof. On the Effective Date, the Banks each agree to make such purchases and sales of interests in the outstanding Loans and interests in outstanding Letters of Credit between themselves so that each Bank is then holding its relevant Percentage of outstanding Loans and L/C Obligations. Such purchases and sales shall be arranged through the Administrative Agent and each Bank hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith.

      SECTION 12.29. REMOVAL OF BANKS AND ASSIGNMENT OF INTERESTS. The Departing Banks hereby agree to sell and assign without representation, recourse, or warranty (except the Departing Banks each represent it has authority to execute and deliver this Agreement and sell its Obligations contemplated hereby, which Obligations are owned by such Departing Bank free and clear of all Liens), and upon the satisfaction of the conditions precedent set forth in Section 6.1 hereof the Banks hereby agree to purchase, 100% of the Departing Bank's outstanding Obligations under the Existing Credit Agreement and the Credit Documents (including, without limitation, all of the loans held by the Departing Bank, together with all of its interests in outstanding letters of credit) for a purchase price equal to the outstanding principal balance of loans, which purchase price shall be paid in immediately available funds on the Effective Date, so that after such sale and purchase each Bank's outstanding Loans shall equal its applicable Percentage. The Borrower shall pay all accrued but unpaid interest and fees owed to the Departing Banks under the Existing Credit Agreement as of the Effective Date. Such purchases and sales shall be arranged through the Administrative Agent and the Departing Banks hereby agree to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith. Upon the execution and delivery of this Agreement by the Departing Banks, the Banks, the Swingline Bank, the L/C Issuer, the Borrower and the Guarantors and the payment of the Obligations owing to the Departing Banks, the Departing Banks shall cease to be Banks under the Credit Agreement and the other Credit Documents and (i) the Banks shall have the rights of the Departing Banks thereunder subject to the terms and conditions hereof and
(ii) the Departing Banks shall have relinquished their rights (other than rights to indemnification and reimbursements referred to in the Existing Credit Agreement which survive the repayment of the Obligations owed to the Departing Bank in accordance with its terms, including Section 12.6 and
12.15 thereof) and be released from their obligations under the Existing Credit Agreement.






                        [Signature Pages to Follow]

      In Witness Whereof, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


                                    JONES LANG LASALLE FINANCE B.V.


                                    By    /s/ R.A. Vroegop
                                          ------------------------------
                                          Title Managing Director
                                                ------------------------



                                    JONES LANG LASALLE INCORPORATED,
                                    as Guarantor


                                    By    /s/ Brian P. Hake
                                          ------------------------------
                                          Title Vice President and
                                                Treasurer
                                                ------------------------



                                    JONES LANG LASALLE CO-INVESTMENT, INC.,
                                    as Guarantor


                                    By    /s/ Brian P. Hake
                                          ------------------------------
                                          Title Vice President and
                                                Treasurer
                                                ------------------------



                                    JONES LANG LASALLE INTERNATIONAL, INC.,
                                    as Guarantor


                                    By    /s/ Brian P. Hake
                                          ------------------------------
                                          Title Vice President and
                                                Treasurer
                                                ------------------------



                                    LASALLE INVESTMENT MANAGEMENT, INC.,
                                    as Guarantor


                                    By    /s/ Brian P. Hake
                                          ------------------------------
                                          Title Vice President and
                                                Treasurer
                                                ------------------------








                                          [ AMENDED AND RESTATED
                                          MULTICURRENCY CREDIT AGREEMENT ]
                                    S-1

                                    JONES LANG LASALLE AMERICAS, INC.,
                                    as Guarantor


                                    By    /s/ Brian P. Hake
                                          ------------------------------
                                          Title Vice President and
                                                Treasurer
                                                ------------------------



                                    JONES LANG LASALLE LIMITED,
                                    as Guarantor


                                    By    /s/ Brian P. Hake
                                          ------------------------------
                                          Title Attorney-in-Fact
                                                ------------------------



                                    JONES LANG LASALLE GmbH, as Guarantor


                                    By    /s/ Brian P. Hake
                                          ------------------------------
                                          Title Attorney-in-Fact
                                                ------------------------






































                                          [ AMENDED AND RESTATED
                                          MULTICURRENCY CREDIT AGREEMENT ]
                                    S-2

                                    BANK OF MONTREAL, as Administrative
                                    Agent and L/C Issuer


                                    By    /s/ Virginia Neale
                                          ------------------------------
                                          Title Vice President
                                                ------------------------




























































                                          [ AMENDED AND RESTATED
                                          MULTICURRENCY CREDIT AGREEMENT ]
                                    S-3

                                    BMO CAPITAL MARKETS FINANCING, INC.,
                                    as Swingline Bank and as a Bank


                                    By    /s/ Virginia Neale
                                          ------------------------------
                                          Title Vice President
                                                ------------------------




























































                                          [ AMENDED AND RESTATED
                                          MULTICURRENCY CREDIT AGREEMENT ]
                                    S-4

                                    BANK OF AMERICA, N.A.


                                    By    /s/ Adam M. Goettsche
                                          ------------------------------
                                          Title Senior Vice President
                                                ------------------------





























































                                          [ AMENDED AND RESTATED
                                          MULTICURRENCY CREDIT AGREEMENT ]
                                    S-5

                                    LASALLE BANK NATIONAL ASSOCIATION


                                    By    /s/ Lisa Cunningham
                                          ------------------------------
                                          Title Group Senior
                                                Vice President
                                                ------------------------




























































                                          [ AMENDED AND RESTATED
                                          MULTICURRENCY CREDIT AGREEMENT ]
                                    S-6

                                    THE ROYAL BANK OF SCOTLAND plc


                                    By    /s/ Nigel Goddard
                                          ------------------------------
                                          Title Relationship Director
                                                ------------------------





























































                                          [ AMENDED AND RESTATED
                                          MULTICURRENCY CREDIT AGREEMENT ]
                                    S-7

                                    U.S. BANK NATIONAL ASSOCIATION


                                    By    /s/ James N. DeVries
                                          ------------------------------
                                          Title Senior Vice President
                                                ------------------------





























































                                          [ AMENDED AND RESTATED
                                          MULTICURRENCY CREDIT AGREEMENT ]
                                    S-8

                                    BARCLAYS BANK plc


                                    By    /s/ Esther Carr
                                          ------------------------------
                                          Title Manager
                                                ------------------------





























































                                          [ AMENDED AND RESTATED
                                          MULTICURRENCY CREDIT AGREEMENT ]
                                    S-9

                                    FIFTH THIRD BANK (CHICAGO),
                                    a Michigan banking corporation


                                    By    /s/ Joseph A. Wemhoff
                                          ------------------------------
                                          Title Vice President
                                                ------------------------




























































                                          [ AMENDED AND RESTATED
                                          MULTICURRENCY CREDIT AGREEMENT ]
                                   S-10

                                    National City Bank, successor by merger
                                    to National City Bank of the Midwest


                                    By    /s/ James Kershner
                                          ------------------------------
                                          Title Vice President
                                                ------------------------




























































                                          [ AMENDED AND RESTATED
                                          MULTICURRENCY CREDIT AGREEMENT ]
                                   S-11

                                    WELLS FARGO BANK, N.A.


                                    By    /s/ Andy Cavallari
                                          ------------------------------
                                          Title Vice President
                                                ------------------------





























































                                          [ AMENDED AND RESTATED
                                          MULTICURRENCY CREDIT AGREEMENT ]
                                   S-12

                                    PNC BANK, NATIONAL ASSOCIATION


                                    By    /s/ James A. Colella
                                          ------------------------------
                                          Title Senior Vice President
                                                ------------------------





























































                                          [ AMENDED AND RESTATED
                                          MULTICURRENCY CREDIT AGREEMENT ]
                                   S-13

                                    HSBC Bank PLC


                                    By    /s/ Shripal Shah
                                          ------------------------------
                                          Title Global Relationship
                                                Manager
                                                ------------------------




























































                                          [ AMENDED AND RESTATED
                                          MULTICURRENCY CREDIT AGREEMENT ]
                                   S-14

                                    THE BANK OF NEW YORK


                                    By    /s/ Louis D. Serio
                                          ------------------------------
                                          Title Vice President
                                                ------------------------





























































                                          [ AMENDED AND RESTATED
                                          MULTICURRENCY CREDIT AGREEMENT ]
                                   S-15

                                    THE NORTHERN TRUST COMPANY


                                    By    /s/ Carol B. Conklin
                                          ------------------------------
                                          Title Vice President
                                                ------------------------





























































                                          [ AMENDED AND RESTATED
                                          MULTICURRENCY CREDIT AGREEMENT ]
                                   S-16

                                    HARRIS N.A., as a Departing Bank


                                    By    /s/ Virginia Neale
                                          ------------------------------
                                          Title Vice President
                                                ------------------------





























































                                          [ AMENDED AND RESTATED
                                          MULTICURRENCY CREDIT AGREEMENT ]
                                   S-17

                                EXHIBIT A-1


                                   NOTE



                                          ________________, _____


      For Value Received, the undersigned, Jones Lang LaSalle Finance B.V., a private company with limited liability organized under the laws of The Netherlands (the "Borrower"), promises to pay to the order of ________________________ (the "Bank") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Bank of Montreal, as Administrative Agent, in Chicago, Illinois, (or in the case of Eurocurrency Loans denominated in an Alternative Currency, at such office as the Administrative Agent has previously notified the Borrower) in the currency of such Loan in accordance with Section 3.1 of the Credit Agreement, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

      The Bank shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Loan is a Domestic Rate Loan or a Eurocurrency Loan, the currency thereof and the interest rate and Interest Period applicable thereto, PROVIDED that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be PRIMA FACIE evidence of the same, PROVIDED, HOWEVER, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

      This Note is one of the Notes referred to in the Amended and Restated Multicurrency Credit Agreement dated as of June 6, 2007, among the Borrower, the Guarantors party thereto, Bank of Montreal, as Administrative Agent, and the Banks party thereto (as amended from time to time, the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

      Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

      The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                    JONES LANG LASALLE FINANCE B.V.


                                    By
                                          ------------------------------

                                          Title
                                                ------------------------



                                   A1-1

                                EXHIBIT A-2


                              SWINGLINE NOTE



                                          ________________, _____


      For Value Received, the undersigned, Jones Lang LaSalle Finance B.V., a private company with limited liability organized under the laws of The Netherlands (the "Borrower"), promises to pay to the order of ________________________ (the "Bank") on the earlier of (i) the last day of its Interest Period and (ii) the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Bank of Montreal, as Administrative Agent, in Chicago, Illinois, in the currency of such Swingline Loan in accordance with Section 3.1 of the Credit Agreement, the aggregate unpaid principal amount of all Swingline Loans made by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Swingline Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

      The Bank shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Swingline Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Loan is a Domestic Rate Loan or a Quoted Rate Loan and the interest rate and Interest Period applicable thereto, PROVIDED that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be PRIMA FACIE evidence of the same, PROVIDED, HOWEVER, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Swingline Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

      This Swingline Note is one of the Notes referred to in the Amended and Restated Multicurrency Credit Agreement dated as of June 6, 2007, among the Borrower, the Guarantors party thereto, Bank of Montreal, as Administrative Agent, and the Banks party thereto (as amended from time to time, the "Credit Agreement"), and this Swingline Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Swingline Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Swingline Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

      Prepayments may be made hereon and this Swingline Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

      The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                    JONES LANG LASALLE FINANCE B.V.


                                    By
                                          ------------------------------

                                          Title
                                                ------------------------




                                   A2-1

                                 EXHIBIT B

                          COMPLIANCE CERTIFICATE


      This Compliance Certificate is furnished to Bank of Montreal, as Administrative Agent, pursuant to the Amended and Restated Multicurrency Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of June 6, 2007, by and among Jones Lang LaSalle Finance B.V., the Banks signatory thereto and Bank of Montreal, as Administrative Agent. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

      The undersigned hereby certifies that:

            1. I am the duly elected or appointed ________________ of Jones Lang LaSalle Incorporated;

            2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Jones Lang LaSalle Incorporated and its Subsidiaries during the accounting period covered by the attached financial statements;

            3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

            4. The representations and warranties contained in Section 5 of the Credit Agreement are true and correct in all material respects as though made on the date hereof (other than those made solely as of an earlier date, which need only remain true as of such date), taking into account any amendments to such Section (including without limitation any amendments to the Schedules referenced therein) made after the date of the Credit Agreement in accordance with its provisions.

            5. Schedule 1 attached hereto sets forth financial data and computations evidencing compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct. All computations are made in accordance with the terms of the Credit Agreement.


      Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Parent has taken, is taking, or proposes to take with respect to each such condition or event:

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

      The foregoing certifications, together with the computations set forth in Schedule 1 hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _____________, _____.



                                    __________________________________

                 SCHEDULE I TO THE COMPLIANCE CERTIFICATE


      Schedule of Compliance, as of the _________ day of _____________, _____, with the Sections of the Agreement set forth below:


1.    SECTION 7.14(k) (Investments)

      A.    Investments acquired since the Effective Date   $____________

              Name              Amount
            ----------        ----------

            ----------        ----------
            ----------        ----------
            ----------        ----------

      B. The portion of Investments listed in Section 1A $____________ that have been disposed of

              Name              Amount
            ----------        ----------

            ----------        ----------
            ----------        ----------
            ----------        ----------

      C.    Line 1A minus Line 1B                           $____________
            (must not exceed $300,000,000)

      D.    The Borrower is in compliance                   Yes/No


2.    SECTION 7.15 (Consolidated Net Worth)

      A.    Total stockholder's equity of the Parent        $____________
            and its Restricted Subsidiaries

            (must be equal to or greater than $___________)

      B.    The Borrower is in compliance                   Yes/No


3.    SECTION 7.16 (Total Funded Debt to Adjusted EBITDA)

      A.    Total Funded Debt of the Parent and its         $____________
            Restricted Subsidiaries

      B.    Net Income                                      $____________

      C.    Amounts deducted in arriving at
            Net Income in respect of

            (i)   Interest Expense                          $____________

            (ii)  federal, state and local                  $____________
                  income taxes

            (iii) depreciation of fixed assets              $____________
                  and amortization of intangible
                  assets

            (iv)  non-cash contributions and                $____________
                  accruals to deferred profit
                  sharing or compensation plans

            (v)   Permitted Adjustments                     $____________

      D.    Sum of Lines 3B, 3C(i), 3C(ii), 3C(iii), 3C(iv) $____________
            and 3C(v) ("Adjusted EBITDA")

      E.    Ratio of Line 3A to Line 3D (not to exceed      ______ to 1.00
            3.50 to 1.00)

      F.    The Borrower is in compliance                   Yes/No


4.    SECTION 7.17 (Interest Coverage Ratio)

      A.    Adjusted EBIT (Line 3D above)                   $____________

      B.    Interest Expense                                $____________

      C.    Ratio of Line 4A to Line 4B                     ______ to 1.00
            (must be greater than or
            equal to 2.50 to 1.00)

      D.    The Borrower is in compliance                   Yes/No

                                 EXHIBIT C

                      SUBSIDIARY GUARANTEE AGREEMENT



                                                      _______________, ____


Bank of Montreal, as Administrative
Agent for the Banks party to the
Amended and Restated Multicurrency
Credit Agreement dated as of June 6,
2007 among Jones Lang LaSalle Finance
B.V., certain Guarantors, such Banks
and such Administrative Agent (as
amended from time to time, the "Credit
Agreement")



Dear Sirs:

      Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

      The undersigned, [NAME OF SUBSIDIARY GUARANTOR], a [JURISDICTION OF INCORPORATION] corporation, hereby elects to be a "Guarantor" for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in
Section 5 of the Credit Agreement are true and correct as to the undersigned as of the date hereof.

      Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitations Section 11 thereof, to the same extent and with the same force and effect as if the undersigned were a direct signatory thereto.

      This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois.


                                    Very truly yours,

                                    [NAME OF SUBSIDIARY GUARANTOR]


                                    By
                                          ------------------------------

                                    Name
                                          ------------------------------

                                    Title
                                          ------------------------------

                                 EXHIBIT D

                    COMMITMENT AMOUNT INCREASE REQUEST


To:   Bank of Montreal, as Administrative Agent for the Banks parties to the Amended and Restated Multicurrency Credit Agreement dated as of June 6, 2007 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Jones Lang LaSalle Finance B.V., the Guarantors party thereto, certain Banks which are signatories thereto, and Bank of Montreal, as Administrative Agent


Ladies and Gentlemen:

      The undersigned, Jones Lang LaSalle Finance B.V. (the "Borrower") hereby refers to the Credit Agreement and requests that the Administrative Agent, L/C Issuer and Swingline Bank consent to an increase in the aggregate Commitments (the "Commitment Amount Increase"), in accordance with Section 1.15 of the Credit Agreement, to be effected by [AN INCREASE IN THE COMMITMENT OF [NAME OF EXISTING BANK] [THE ADDITION OF [NAME OF NEW BANK] (THE "NEW BANK") AS A BANK UNDER THE TERMS OF THE CREDIT AGREEMENT]. Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

      After giving effect to such Commitment Amount Increase, the Commitment of the [BANK] [NEW BANK] shall be $_____________.


                  [INCLUDE PARAGRAPHS 1-3 FOR A NEW BANK]


      1. The New Bank hereby confirms that it has received a copy of the Credit Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. The New Bank acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The New Bank further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Borrower or any other party to the Credit Agreement or any other Credit Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Credit Document or the value of any security therefor.

      2. Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent, the New Bank (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a "Bank" under the Credit Agreement as if it were an original signatory thereto and
(ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto.

      3. The New Bank hereby confirms that its administrative details are set forth in its Administrative Questionnaire.

      THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

      The Commitment Amount Increase shall be effective when the executed consent of the Administrative Agent is received or otherwise in accordance with Section 1.15 of the Credit Agreement, but not in any case prior to ___________________, ____. It shall be a condition to the effectiveness of the Commitment Amount Increase that all expenses referred to in
Section 1.15 of the Credit Agreement shall have been paid.

      The Borrower hereby certifies that no Default or Event of Default has occurred and is continuing.

      Please indicate the Administrative Agent's consent to such Commitment Amount Increase by signing the enclosed copy of this letter in the space provided below.

                                    Very truly yours,

                                    JONES LANG LASALLE FINANCE B.V.


                                    By
                                          ------------------------------
                                          Name:
                                                ------------------------
                                          Title:
                                                ------------------------



                                    [New or existing Bank Increasing
                                    Commitments]


                                    By
                                          ------------------------------
                                          Name:
                                                ------------------------
                                          Title:
                                                ------------------------



The undersigned hereby consents on
this ___ day of ____________, ______
to the above-requested Commitment
Amount Increase.


Bank of Montreal,
As Administrative Agent

By
      ------------------------------
      Name
            ------------------------
      Title
            ------------------------

------------------------------
as Swingline Bank



By
      ------------------------------
      Name
            ------------------------
      Title
            ------------------------

                                 EXHIBIT E

                         ASSIGNMENT AND ACCEPTANCE



                        Dated _____________, _____




      Reference is made to the Credit Agreement dated as of June 6, 2007 (the "Credit Agreement") among Jones Lang LaSalle Finance B.V., the Guarantors from time to time party thereto, the Banks from time to time party thereto, and Bank of Montreal, as Administrative Agent for the Banks (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

      ______________________________________________________ (the
"Assignor") and _________________________ (the "Assignee") agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the amount and specified percentage interest shown on Schedule 1 hereto of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Commitment as in effect on the Effective Date and the Loans, if any, owing to the Assignor on the Effective Date and the Assignor's Percentage of any outstanding L/C Obligations and Swingline Loans.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, Parent or any Subsidiary or the performance or observance by the Borrower, Parent or any Subsidiary of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

            3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to the Banks pursuant to Section 7.6
      (a) and (b) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (v) specifies as its lending office (and address for notices) the offices set forth in its Administrative Questionnaire.

            4. As consideration for the assignment and sale contemplated in Annex 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in Federal funds the amount agreed upon between them. It is understood that commitment and/or letter of credit fees accrued to the Effective Date with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

            5. The effective date for this Assignment and Acceptance shall be ___________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent and, if required, the Borrower.

            6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            7. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and Facility Fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

            8. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.


                                    [Assignor Bank]

                                    By
                                          ------------------------------
                                          Name
                                                ------------------------
                                          Title
                                                ------------------------


                                    [Assignee Bank]

                                    By
                                          ------------------------------
                                          Name
                                                ------------------------
                                          Title
                                                ------------------------

Accepted and consented this
____ day of _____________


JONES LANG LASALLE FINANCE B.V.

By
      ------------------------------
      Name
            ------------------------
      Title
            ------------------------

Accepted and consented to by the Administrative
Agent and L/C Issuer this ___ day of ________



BANK OF MONTREAL, as Administrative Agent and L/C Issuer

By
      ------------------------------
      Name
            ------------------------
      Title
            ------------------------


------------------------------,
as Swingline Bank


By
      ------------------------------
      Name
            ------------------------
      Title
            ------------------------

                                  ANNEX I

                       TO ASSIGNMENT AND ACCEPTANCE



      The assignee hereby purchases and assumes from the assignor the following interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the effective date.

        AGGREGATE                AMOUNT TO               PERCENTAGE
    COMMITMENT/LOANS         COMMITMENT/LOANS            ASSIGNED OF
      FOR ALL BANKS              ASSIGNED             COMMITMENT/LOANS


       $__________              $__________                ______%

                                SCHEDULE 1

                                COMMITMENTS



NAME OF BANK                                                  COMMITMENT

BMO Capital Markets Financing, Inc.                          $75,000,000

Bank of America, N.A                                         $65,000,000

LaSalle Bank National Association                            $65,000,000

The Royal Bank of Scotland plc                               $65,000,000

U.S. Bank National Association                               $50,000,000

Barclays Bank PLC                                            $45,000,000

Fifth Third Bank (Chicago), a Michigan
    banking corporation                                      $45,000,000

National City Bank                                           $45,000,000

Wells Fargo Bank, N.A.                                       $35,000,000

PNC Bank, National Association                               $30,000,000

HSBC Bank PLC                                                $20,000,000

The Northern Trust Company                                   $20,000,000

The Bank of New York                                         $15,000,000

                               SCHEDULE 1.3

                        EXISTING LETTERS OF CREDIT



NUMBER         BENEFICIARY                AMOUNT     CURRENCY    MATURITY

Hach19955OS    Hong Kong and
                 Shanghai Banking       1,000,000         USD    07/06/07

Hach19945OS    Hong Kong and
                 Shanghai Banking         250,000         USD    06/01/08

Hach19947OS    LaSalle Investment
                 Management             7,000,000         EUR    09/08/07

Hach20375OS    The Travelers
                 Indemnity Company      2,050,000         USD    12/31/07

Hach63612OS    Federal Insurance
                 Company                6,240,000         USD    01/01/08

Hach77471OS    LaSalle Beheer B.V.      1,000,000         EUR    06/24/07

Hach77155OS    Orchid Insurance
                 Limited                2,716,500         USD    06/23/07

Hach91142OS    Orchid Insurance
                 Limited                  235,000         GBP    12/15/07

Hach91129OS    Orchid Insurance
                 Limited                3,500,000         USD    12/15/07

Hach122199OS   One Post Office
                 Square LLC            730,802.32         USD    03/31/08

                               SCHEDULE 5.2

                                GUARANTORS



                                         JURISDICTION OF     PERCENTAGE
NAME                                      INCORPORATION       OWNERSHIP

Jones Lang LaSalle Incorporated             Maryland             N/A

Jones Lang LaSalle Americas, Inc.           Maryland            100%

LaSalle Investment Management, Inc.         Maryland            100%

Jones Lang LaSalle International, Inc.      Delaware            100%

Jones Lang LaSalle Co-Investment, Inc.      Maryland            100%

Jones Lang LaSalle Limited                   England            100%

Jones Lang LaSalle GmbH                      Germany            100%

                               SCHEDULE 7.14

                           EXISTING INVESTMENTS